Exhibit 4.4

FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

by and among

LINKDOC TECHNOLOGY LIMITED,

LING KE INFORMATION TECHNOLOGY (BEIJING) CO., LTD. (零氪信息技术 (北京)有限公司),

LINKDOC TECHNOLOGY HK LIMITED (零氪科技香港有限公司),

LING KE INVESTMENT (TIANJIN) CO., LTD. (零氪投资(天津)有限公司),

THE PRC ENTITIES NAMED HEREIN,

THE INVESTORS NAMED HEREIN,

THE FOUNDERS AND THE FOUNDER ENTITIES NAMED HEREIN

and

THE ORDINARY SHAREHOLDER

February 26, 2021

TABLE OF CONTENTS

			Page

1.	GENERAL MATTERS		3

	1.1	Definitions	3

2.	INFORMATION AND INSPECTION RIGHTS		3

	2.1	Information Rights	3

	2.2	Inspection Rights	4

	2.3	Termination of Information and Inspection Rights	4

3.	REGISTRATION RIGHTS		4

	3.1	Applicability of Rights	4

	3.2	Demand Registration	4

	3.3	Company Registration	6

	3.4	Underwriting Requirements	6

	3.5	Obligations of the Company	8

	3.6	Furnish Information	9

	3.7	Expenses of Registration	9

	3.8	Delay of Registration	10

	3.9	Indemnification	10

	3.10	Reports under the Exchange Act	12

	3.11	Limitations on Subsequent Registration Rights	12

	3.12	“Market Stand-Off” Agreement	13

	3.13	Transfer of Registration Rights	14

	3.14	Termination of Registration Rights	14

4.	RIGHTS TO FUTURE SECURITIES ISSUANCES		14

	4.1	Company Notice	14

	4.2	Exercise of Right of First Offer by Ali	14

	4.3	Exercise of Right of Secondary Offer by the Investors other than Ali	14

	4.4	Over-Allotment	15

	4.5	Sale of Securities	15

	4.6	Limitations on Subsequent Participation Rights	15

	4.7	Termination of Right of Participation	16

5.	RIGHT OF FIRST REFUSAL, SECONDARY REFUSAL RIGHT AND THIRD REFUSAL RIGHT; AND CO-SALE RIGHT WITH RESPECT TO TRANSFERS OF ORDINARY SHARES HELD BY THE PROSPECTIVE TRANSFERORS		16

	5.1	Right of First Refusal	16

	5.2	Right of Co-Sale	18

	5.3	Effect of Failure to Comply	20

	5.4	Exempted Transfers and Offerings	21

	5.5	No Indirect Transfers	22

	5.6	Termination of Right of First Refusal, Secondary Refusal Right, Third Refusal Right, and Co-Sale Right	22

6.	BOARD AND MANAGEMENT MATTERS		22

	6.1	Board Composition	22

	6.2	Observer	24

	6.3	Establishment of Compensation Committee	24

	6.4	Subsidiary Board	25

	6.5	Board Meetings, etc	25

	6.6	Waiver	25

	6.7	Management of the Group Companies	26

	6.8	D&O Insurance and Indemnification	26

	6.9	Director Expenses	27

	6.10	No Liability for Election of Recommended Directors	27

	6.11	Appointment of VP-level manager	27

	6.12	Termination	27

7.	PROTECTIVE PROVISIONS		27

	7.1	Acts of the Company Requiring Approval of the Investors	27

	7.2	Acts of the Company Requiring Approval of the Preference Directors	30

	7.3	Acts of the Company Requiring Approval of Series D Preference Supermajority	30

8.	DRAG-ALONG RIGHT		32

	8.1	Actions to be Taken	32

	8.2	Exceptions	33

	8.3	Restrictions on Sales of Control of the Company	34

	8.4	Termination	35

9.	UNDERTAKINGS		35

	9.1	Restrictions on Transfers by Founders	35

	9.2	Full Time Commitment of the Founders	35

	9.3	Non-Competition Obligation of the Founders	36

	9.4	Restrictions on Cooperation with Ali’s Competitors	37

10.	CONFIDENTIALITY AND NON-DISCLOSURE		38

	10.1	Disclosure of Terms	38

	10.2	Press Releases	38

	10.3	Permitted Disclosures	40

	10.4	Legally Compelled Disclosure	41

11	ADDITIONAL COVENANTS		41

	11.1	Confidential Information and Inventions Assignment Agreement	41

	11.2	Tax Covenants	41

	11.3	Regulatory Filings	43

	11.4	Transaction Agreements	43

	11.5	Charter Documents	43

	11.6	Anti-Corruption Compliance	43

	11.7	SAFE Regulations	45

	11.8	Compliance with Law	45

	11.9	Employment Agreements	45

	11.10	Restrictions Imposed On Future Equity Issuances	45

	11.11	Control Agreements	46

	11.12	Stock Option Plan	47

	11.13	Voting of ABG and CENOVA	47

	11.14	Onshore Transfer	47

	11.15	Internal Control System	48

	11.16	Intellectual Property Protection	48

	11.17	Restructuring	48

	11.18	Most Favored Nation	49

	11.19	Look-through Principles	50

	11.20	No Duplication of Rights	50

12.	ASSIGNMENT AND AMENDMENT		51

	12.1	Assignment	51

	12.2	Amendment and Waivers	52

	12.3	Future Issuances of Ordinary Shares	52

13.	INCORPORATION BY REFERENCE		52

	13.1	Incorporation	52

	13.2	Impact of Amendment	52

14.	MISCELLANEOUS		53

	14.1	Opportunity to Retain Counsel	53

	14.2	Governing Law	53

	14.3	Successors and Assigns	53

	14.4	Third Parties	53

	14.5	Entire Agreement	53

	14.6	Notices	54

	14.7	Legend	54

	14.8	Delays or Omissions	55

	14.9	Interpretation; Titles and Subtitles	55

	14.10	Counterparts; Facsimile	55

	14.11	Severability	55

	14.12	Adjustment for Recapitalization	55

	14.13	Pronouns	55

	14.14	Dispute Resolution	56

	14.15	Termination of Original Shareholders’ Agreement	56

	14.16	Effectiveness	56

Schedule A	Definitions

Schedule B	Schedule of PRC Entities

Schedule C	Schedule of Investors and Addresses

Schedule D	Schedule of Founders

Schedule E	Schedule of Ordinary Shareholder113

EXHIBIT A	Adherence Agreement114

EXHIBIT B	Form of Indemnification Agreement

EXHIBIT C	Form of PFIC Annual Information Statement117

FIFTH AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

This Fifth Amended and Restated Shareholders’ Agreement (this “Agreement”) is entered into as of February 26, 2021 among the following parties:

A.    LinkDoc Technology Limited, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”) with a registered address at the offices of Sertus Incorporations (Cayman) Limited, Sertus Chambers, P.O. Box 2547, Cassia Court, Camana Bay, Grand Cayman, Cayman Islands;

B.    Ling Ke Information Technology (Beijing) Co., Ltd. (零氪信息技术(北京)有限公司), a wholly-foreign owned enterprise established under the Laws of the PRC (the “WFOE I”) with a registered address at Zone ABCD, Floor 10, and Zone ACD, Floor 11, Block A, No.8 Haidian Street, Haidian District, Beijing, China;

C.    Ling Ke Investment (Tianjin) Co., Ltd. (零氪投资(天津)有限公司), a wholly-foreign owned enterprise established under the Laws of the PRC (the “WFOE II”, together with WFOE I, the “WFOEs” and each, a “WFOE”) with a registered address at 303, Building 4, No. 3, Hongkong Street, Jinnan Economic Development Zone (Western District), Jinnan District, Tianjin, China;

D.    LinkDoc Technology HK Limited (零氪科技香港有限公司), a Hong Kong company with a registered address at Room 1501 (682), 15/F., SPA Centre, 53-55 Lockhart Road, Wanchai, Hong Kong (the “HK Entity”);

E.    The Persons set forth on Schedule B (collectively, the “PRC Entities” and each, a “PRC Entity”);

F.    The Persons set forth on Part I of Schedule C (collectively, the “Series A Preference Shareholders” and each, a “Series A Preference Shareholder”);

G.    The Persons set forth on Part II of Schedule C (collectively, the “Series B Preference Shareholders” and each, a “Series B Preference Shareholder”);

H.    The Persons set forth on Part III of Schedule C (collectively, the “Series C Preference Shareholders” and each, a “Series C Preference Shareholder”);

I.    The Persons set forth on Part IV of Schedule C (collectively, the “Series D Preference Shareholders” and each, a “Series D Preference Shareholder”);

J.    The Persons set forth on Part V of Schedule C (collectively, the “Series D+ Preference Shareholders” and each, a “Series D+ Preference Shareholder”; together with the Series A Preference Shareholders, Series B Preference Shareholders, Series C Preference Shareholder and Series D Preference Shareholders, the “Preference Shareholders” and each, a “Preference Shareholder”);

K.    The Persons set forth on Part VI of Schedule C (collectively, the “Option Holders” and each, an “Option Holder”, together with the Preference Shareholders, the “Investors” and each, an “Investor”);

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L.    The individuals set forth on Schedule D (collectively, the “Founders” and each, a “Founder”) and each entity owned by the relevant Founder as set forth opposite each such Founder’s name on Schedule D (collectively, the “Founder Entities” and each, a “Founder Entity”); and

M.    The Person set forth on Schedule E (the “Ordinary Shareholder”).

The Investors, the Founder Entities and the Ordinary Shareholder are referred to hereinafter collectively as the “Members” and individually as a “Member”. The Company, the WFOEs, the HK Entity, the PRC Entities, the Founders and the Members are collectively referred to as the “Parties”, and each, a “Party”.

RECITALS

WHEREAS, Ali has agreed to purchase from the Company, and the Company has agreed to sell to Ali, certain Series D+ Preference Shares (as defined below) of the Company on the terms and conditions set forth in that certain Series D+ Preference Shares Subscription Agreement dated February 10, 2021 by and among the Company, Ali and certain other parties named therein (the “Series D+ Share Purchase Agreement II”);

WHEREAS, Ali has agreed to purchase from the relevant Founder Entities and Peng Cloud Investments Limited, and such Founder Entities and Peng Cloud Investments Limited have agreed to sell to Ali certain Ordinary Shares of the Company, all of which shall be reclassified into Series D+ Preference Shares, on the terms and conditions set forth in that certain Shares Sale and Purchase Agreement dated February 10, 2021 by and among the Company, Ali, the relevant Founder Entities, Peng Cloud Investments Limited and certain other parties named therein (the “Share Sale and Purchase Agreement”);

WHEREAS, that certain Fourth Amended and Restated Shareholders’ Agreement was entered into on September 4, 2020 by and among the Company, the HK Entity, the WFOEs, the Domestic Company, the Series A Preference Shareholders, the Series B Preference Shareholders, the Series C Preference Shareholders, the Series D Preference Shareholders, the Series D+ Preference Shareholders (other than Ali), the Founders, the Founder Entities and certain other parties named therein in relation to the management of the Company and the relationship between the shareholders of the Company and other related parties (the “Original Shareholders’ Agreement”);

WHEREAS, both the Series D+ Share Purchase Agreement II and the Share Sale and Purchase Agreement require that, the Parties hereto enter into this Agreement to replace the Original Shareholders’ Agreement as a condition to the consummation of transactions contemplated therein; and

WHEREAS, the Parties hereto intend to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

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1.	GENERAL MATTERS.

1.1     Definitions.     Capitalized terms used herein without definition have the meanings assigned to them in Schedule A attached to this Agreement. Unless otherwise set forth in Schedule A, the use of any term herein in its uncapitalized form indicates that the words have their normal and general meaning.

2.	INFORMATION AND INSPECTION RIGHTS.

2.1     Information Rights. Each of the Group Companies shall, and the Founders and the Founder Entities shall cause each of the Group Companies to, deliver to each Investor the following with respect to such Group Company and its Subsidiaries:

(a)    as soon as practicable, but in any event within sixty (60) days after the end of each fiscal year of such Group Company, such Group Company’s management account;

(b)    as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of such Group Company, such Group Company’s (a) consolidated balance sheet and statement of shareholders’ equity as of the end of such fiscal year, and (b) consolidated income statements and statements of cash flows for such fiscal year, and comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts as included in the Budget (as defined below) for such fiscal year, all of which shall be prepared in accordance with IFRS or U.S. GAAP or PRC GAAP (or another international accounting standard as approved by the Majority Investors) and audited and certified by a Big Four Accounting Firm or other reputable accounting firm, in either case, as approved by the Majority Investors;

(c)    as soon as practicable, but in any event within thirty (30) days after the end of each quarter of such Group Company, such Group Company’s consolidated and unaudited income statements and statements of cash flows for such fiscal quarter, and unaudited balance sheet and statement of shareholders’ equity as of the end of such fiscal quarter, all of which shall be prepared in accordance with IFRS, U.S. GAAP or PRC GAAP (or another international accounting standard as approved by the Majority Investors) and a comparison between (x) the actual amounts as of and for such quarter and (y) the comparable amounts as included in the Budget for such quarter of the then-current fiscal year; provided, however, that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with IFRS, U.S. GAAP or PRC GAAP;

(d)    as soon as practicable, but in any event within thirty (30) days after the end of each month, a consolidated and unaudited income statement and statement of cash flows for such month and a consolidated balance sheet for the Group Companies as of the end of such month, all prepared in accordance with IFRS, U.S. GAAP or PRC GAAP (or another international accounting standard as approved by the Majority Investors);

(e)    as soon as practicable, but in any event within thirty (30) days before the end of each fiscal year, such Group Company’s budget (the “Budget”) and business plan for the next fiscal year, approved pursuant to Section 7.1 of this Agreement and Article 3.05 of the Memorandum and Articles of Association and, any other budgets or revised budgets prepared by such Group Company promptly after preparation or revision of such Group Company’s Budget;

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(f)    as soon as practicable, any other information of the Group Companies reasonably requested by any Investor in writing; and

(g)    as soon as practicable, copies of all documents or other information sent to any shareholder of the Company.

All financial statements to be provided to the Investors pursuant to this Section 2 or pursuant to any other Transaction Agreement may be delivered in either hard copy or in portable document format (PDF). If, for any period, a Group Company has any Subsidiary whose accounts are consolidated with those of such Group Company, then in respect of such period, the financial statements delivered pursuant to this Section 2 shall be the consolidated financial statements of such Group Company and all such consolidated Subsidiaries.

2.2    Inspection Rights. Each of the Group Companies shall, and the Founders and the Founder Entities shall cause each of the Group Companies to, permit each Investor, at such Investor’s expense, and on such Investor’s written request, to visit and inspect such Group Company’s properties; examine its books of account and records; and discuss such Group Company’s affairs, finances, and accounts with its directors, officers, consultants, employees, independent accountants and counsels, during normal business hours of such Group Company as may be reasonably requested by such Investor; provided, however, that no Group Company shall be obligated pursuant to this Section 2.2 to provide access to any information which would adversely affect the attorney-client privilege between such Group Company and its counsel. Notwithstanding anything herein to the contrary, upon the request at any time and from time to time of any Investor (the “Requesting Investor”), the Company and its Subsidiaries shall use their best efforts to cooperate with and grant access to all books, records, accounts and other corporate documents to the internal or external auditor appointed by the Requesting Investor to conduct a special audit or review of the accounts of any Group Company. Expenses in connection with the engagement of the independent auditors shall be borne by the Requesting Investor. The Requesting Investor may exercise its rights for such special audit or review under this Section 2.2 no more than once per fiscal year.

2.3    Termination of Information and Inspection Rights. The rights and covenants set forth in Sections 2.1 and 2.2 hereof shall terminate and be of no further force or effect upon the earliest to occur of: (i) the consummation of a Qualified IPO, or (ii) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and have been fully paid all the distributions pursuant to Article 3.02 of the Memorandum and Articles of Association.

3.	REGISTRATION RIGHTS.

3.1     Applicability of Rights. The Holders shall be entitled to the following rights with respect to any potential Public Offering of the Company’s securities in the United States, and to any analogous or equivalent rights, as applicable, with respect to any Public Offering of the Company’s securities in any other jurisdiction.

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3.2    Demand Registration.

(a)    Form S-1 or Form F-1 Registration. If at any time after the earlier of (i) four (4) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least 20% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act on Form S-1 or Form F-1 with respect to at least 20% of their Registrable Securities then outstanding (or a lesser percentage of such Registrable Securities if the anticipated aggregate offering proceeds is at least US$5,000,000), then the Company shall (A) within ten (10) days after the date such request is given, give a written notice of such request (the “Demand Notice”) to all Holders other than the Initiating Holders; and (B) use commercially reasonable efforts to as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a Form S-1 or Form F-1 registration statement, as applicable, under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days after the date the Demand Notice is given, and in each case, subject to the limitations of Sections 3.2(d) and 3.4 hereof.

(b)    Form S-3 or Form F-3 Registration. If at any time when it is eligible to use a Form S-3 or Form F-3 registration statement, the Company receives a request from any Holder of the Registrable Securities then outstanding that the Company file a Form S-3 or Form F-3 registration statement, as applicable, with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of at least US$500,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) use commercially reasonable efforts to as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 or Form F-3 registration statement, as applicable, under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 3.2(c) and 3.4 hereof.

(c)    Delay. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 3.2 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its members for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days in the case of 3.2 (c) (i) and sixty (60) days in the case of 3.2 (c) (ii) and (iii) after the request of the Initiating Holders is given; provided, however, that (aa) the Company may not invoke this right more than once in any twelve (12) month period and (bb) the Company shall not register any securities for its own account or that of any other holder of its securities during such ninety (90) day or sixty (60) day, as applicable, period other than an Excluded Registration.

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(d)    Limitations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.2(a) hereof: (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Section 3.2(a) hereof; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on an effective Form S-3 or Form F-3 pursuant to a request made pursuant to Section 3.2(b) hereof. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.2(b) hereof: (A) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (B) if the Company has effected two (2) registrations pursuant to Section 3.2(b) hereof within the twelve (12) month period immediately preceding the date of such request. In the event that the Company is not taking any action to effect a registration pursuant to Section 3.2(a) or Section 3.2(b) because it is actively employing in good faith commercially reasonable efforts to file a Company-initiated registration within the following 60- or 30-day period, respectively, the Company must provide written notice of such to the Initiating Holders within ten (10) days of receipt of the registration request from any Holder of the Registrable Securities. A registration shall not be counted as “effected” for purposes of this Section 3.2 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders (x) withdraw their request for such registration, (y) elect not to pay the registration expenses therefor, and (z) forfeit their right to one registration on Form S-1 or Form F-1 or Form S-3 or Form F-3, as applicable, pursuant to Section 3.7 hereof, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 3.2.

3.3    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for holders of its securities other than the Holders) any of its Shares (or any depositary receipts issued by an institutional depositary upon deposit of any Shares) under the Securities Act in connection with a Public Offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 3.4 hereof, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.3 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 3.7 hereof.

3.4    Underwriting Requirements.

(a)    Inclusion. If, pursuant to Section 3.2 hereof, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3.2 hereof, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 3.5(f) hereof) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 3.4, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned or held by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities owned or held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

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(b)    Underwriter Cutback. In connection with any offering involving an underwriting of Shares (or any depositary receipts issued by an institutional depositary upon deposit of any Shares) pursuant to Section 3.3 hereof, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters. If the total number of securities, including Registrable Securities, requested by holders of the Company’s securities to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned or held by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering or (ii) the number of Registrable Securities included in the offering be reduced below 30% of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 3.4(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned or held by all Persons included in such “selling Holder,” as defined in this sentence.

(c)    Registration Not Effected. For purposes of Section 3.2 hereof, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 3.4(b) hereof, fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

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3.5    Obligations of the Company. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 or Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)    Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement, the prospectus and, if required, any Free Writing Prospectus used in connection with such registration statement as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)    Prospectuses. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)    Blue Sky. Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)    Deposit Agreement. If the registration relates to an offering of depositary shares or other securities representing Shares deposited pursuant to a deposit agreement or similar facility, cause the depositary under such agreement or facility to accept for deposit under such agreement or facility all Registrable Securities requested by each Holder to be included in such registration in accordance with this Section 3.

(f)    Underwriting. In the event of any underwritten Public Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(g)    Listing. Use its reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

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(h)    Transfer Agent and Registrar. Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i)    Due Diligence. Promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(j)    Notification. Notify each selling Holder, (i) promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus or Free-Writing Prospectus forming a part of such registration statement has been filed and (ii) after such registration statement becomes effective, of any request by the SEC that the Company amend or supplement such registration statement or prospectus or Free-Writing Prospectus;

(k)    Comfort Letter. Use its commercially reasonable efforts to obtain for the underwriters one or more “cold comfort” letters, dated the effective date of the related registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters;

(l)    Opinion. Use its commercially reasonable efforts to obtain for the underwriters on the date such securities are delivered to the underwriters for sale pursuant to such registration a legal opinion of the Company’s outside counsel with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

3.6    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

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3.7    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 3, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (the “Selling Holder Counsel”) shall be borne and paid by the Company; provided, however, that (a) the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.2 hereof if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 3.2(a) or 3.2(b) hereof, as the case may be, and (b) if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 3.2(a) or 3.2(b) hereof. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 3 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

3.8    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

3.9    Indemnification. If any Registrable Securities are included in a registration statement under this Section 3:

(a)    Company Indemnification. To the extent permitted by Law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.9(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed nor shall the Company be liable for any Damages to the extent that they solely arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

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(b)    Selling Holder Indemnification. To the extent permitted by Law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that (i) the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under this Section 3.9(b) and Section 3.9(d) hereof exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)    Procedures. Promptly after receipt by an indemnified party under this Section 3.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.9, solely to the extent that such failure prejudices the indemnifying party’s ability to defend such action.

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(d)    Contribution. To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 3.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 3.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that:

(i)    in any such case, (A) no Holder will be required to contribute any amount in excess of the Public Offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and

(ii)    in no event shall a Holder’s liability pursuant to this Section 3.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 3.9(b) hereof, exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(e)    Underwriting Agreement Controls. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten Public Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    Survival. Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten Public Offering, the obligations of the Company and Holders under this Section 3.9 shall survive the completion of any offering of Registrable Securities in a registration under this Section 3, and otherwise shall survive the termination of this Agreement.

3.10    Reports under the Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form F-3, the Company shall:

(a)    use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 or Form F-3 (at any time after the Company so qualifies to use such form).

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3.11    Limitations on Subsequent Registration Rights.

(a)    From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration if such agreement (i) would allow such holder or prospective holder to include a portion of its securities in any “piggyback” registration if such inclusion could reduce the number of Registrable Securities that selling Holders could be entitled to include in such registration under Sections 3.3 and 3.4(b) hereof or (ii) would allow such holder or prospective holder to initiate a demand for registration of any of its securities at a time earlier than the Holders of Registrable Securities can demand registration under Section 3.2 hereof.

(b)    Subject to Section 3.11(a) above, if the Company, as determined by the Board in good faith, enters into any agreement with any holder or prospective holder of any securities of the Company that (i) would allow such holder or prospective holder to include a portion of its securities in any “piggyback” registration which inclusion could reduce the number of Registrable Securities that selling Holders could be entitled to include in such registration under Sections 3.3 and 3.4(b) hereof or (ii) would allow such holder or prospective holder to initiate a demand for registration of any of its securities at a time earlier than the Holders of Registrable Securities can demand registration under Section 3.2 hereof (the “Superior Registration Rights”), the Superior Registration Rights shall be deemed to be granted and extended to the holders of Preference Shares and holders of the Option Shares automatically.

3.12    “Market Stand-Off” Agreement. Each Holder hereby agrees that, during the Standoff Period, such Holder will not, without the prior written consent of the Company or the managing underwriter,

(a)    lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Shares, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Shares, held immediately before the effective date of the registration statement for such offering; or

(b)    enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Shares or other securities, in cash, or otherwise.

The foregoing provisions of this Section 3.12 shall apply only to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors, and members individually owning more than one percent (1%) of the Company’s outstanding Shares on an as-converted and fully-diluted basis are similarly bound. For purposes of this Section 3.12, the term “Company” shall include any wholly-owned Subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 3.12 and to impose stop transfer instructions with respect to such shares until the end of such period. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 3.12 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 3.12 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

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3.13    Transfer of Registration Rights. Without prejudice to any other rights (other legal, contractual or otherwise) of any Holder, the rights of any Holders to cause the Company to register any Registrable Securities may be assigned (but only with all related obligations) concurrently with (a) any transfer of Registrable Securities held by such Holder which account for at least 0.5% of the Company’s then outstanding Ordinary Shares on an as-converted and fully-diluted basis or (b) a transfer of such Registrable Securities to any current or former constituent partners, members or shareholders of the transferor who agree to act through a single representative; provided that (x) the Company is, within reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (y) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and (z) such Holder shall procure that the transferee or assignee of such Holder’s Registrable Securities execute an Adherence Agreement as provided in Section 12.1(b) hereof.

3.14    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 3.2 or 3.3 hereof shall terminate upon the earliest to occur of: (a) a Deemed Liquidation Event, all the Investors having fully exercised their liquidation right and been fully paid all the distributions pursuant to Section 3.02 of the Memorandum and Articles of Association; (b) such time as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and (c) five (5) years after the completion of a Qualified IPO.

4.    RIGHTS TO FUTURE SECURITIES ISSUANCES. Subject to the terms and conditions of this Section 4 and applicable securities Laws, each of the Investors shall have a right (the “Preemptive Right”), but not an obligation, to purchase certain portion of New Securities that the Company may, from time to time after the Closing, propose to issue to any potential purchaser according to this Section 4. If the Company proposes to sell any New Securities, an Investor shall be entitled to apportion the Preemptive Right hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

4.1    Company Notice. At least thirty (30) calendar days prior to entering into a definitive agreement for the issuance of New Securities, the Company shall give the written notice (the “Offer Notice”) to each Investor, stating (a) its bona fide intention to sell such New Securities, (b) the number of such New Securities to be sold and (c) the price and terms, if any, upon which it proposes to sell such New Securities.

4.2    Exercise of Right of First Offer by Ali. By written notice to the Company within fifteen (15) Business Days after the Offer Notice is given, Ali may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to all of such New Securities in preference to any other Investors.

4.3    Exercise of Right of Secondary Offer by the Investors other than Ali. If Ali elects to purchase only part of the New Securities or fails to elect to purchase any portion of New Securities, then such New Securities unpurchased by Ali shall be made available to each Investor other than Ali to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to all of its Pro Rata Amount of such New Securities unpurchased by Ali. The Company shall deliver a notice to each Investor other than Ali to inform them of the aggregate number of remaining New Securities that are available for purchase after Ali has fully exercised or failed to exercise its right of first offer pursuant to Section 4.2. Each Investor other than Ali shall have seven (7) Business Days after the receipt of such notice to irrevocably elect to purchase all or a portion of its Pro Rata Amount of such remaining New Securities unpurchased by Ali at the same price and on same the terms as indicated on the Offer Notice by notifying the Company in writing.

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4.4    Over-Allotment. If any Investor other than Ali fails to elect to purchase its Pro Rata Amount of the New Securities pursuant to Section 4.3, then such unpurchased New Securities (“Over-Allotment Issuance Shares”) shall be made available to each Investor other than Ali who has elected to purchase all of its initial Pro Rata Amount of the New Securities for over-allotment pursuant to Section 4.3 (the “Fully Exercising Investor”). The Company shall deliver an over-allotment notice to each Fully Exercising Investor to inform them of the aggregate number of Over-Allotment Issuance Shares that are available for over-allotment. Each Fully Exercising Investor shall have seven (7) Business Days after the receipt of such over-allotment notice to irrevocably elect to purchase all or a portion of the Over-Allotment Issuance Shares at the same price and on the same terms as indicated on the Offer Notice by notifying the Company in writing of the number of Over-Allotment Issuance Shares to be purchased. If the aggregate number of the Over-Allotment Issuance Shares elected to be purchased by all Fully Exercising Investors in response to such over-allotment notice exceeds the aggregate number of the Over-Allotment Issuance Shares that are available for over-allotment, then the Over-Allotment Issuance Shares shall be allocated among the Fully Exercising Investors by allocating to each Fully Exercising Investors the lesser of (A) the difference between the number of Over-Allotment Issuance Shares it elects to purchase and the aggregate number of Over-Allotment Issuance Shares that has already been allocated to it, and (B) its over-allotment pro rata share of the Over-Allotment Issuance Shares that has not yet been allocated, which allocation step shall be repeated until all Over-Allotment Issuance Shares are allocated among the Fully Exercising Investors. Each Fully Exercising Investor who has been allocated all the Over-Allotment Issuance Shares that it has elected to purchase shall cease to participate in any subsequent allocation step. For the purposes of determining the allocation of Over-Allotment Issuance Shares that a Fully Exercising Investor will receive in each allocation step, such Fully Exercising Investor’s “over-allotment pro rata share” shall be determined according to the aggregate number of all Shares held by such Fully Exercising Investor on the date of the Offer Notice in relation to the aggregate number of all Shares held by all Fully Exercising Investors who participate in such allocation step on such date.

4.5    Sale of Securities. If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Sections 4.2, 4.3 or 4.4 hereof, the Company may, during a period of one hundred and twenty (120) days following the expiration of the last period during which any Investor may elect to purchase any New Securities (including Over-Allotment Issuance Share), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not issue the New Securities within such period, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.

4.6    Limitations on Subsequent Participation Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Majority Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to participate in issuance of New Securities of the Company on terms or conditions that are more favorable to such holders or prospective holders than those set forth in this Section 4.

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4.7    Termination of Right of Participation. The rights and covenants set forth in this Section 4 shall terminate and be of no further force and effect upon the earliest to occur of: (a) the consummation of a Qualified IPO; and (b) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and been fully paid all the distributions pursuant to Article 3.02 of the Memorandum and Articles of Association.

5.    RIGHT OF FIRST REFUSAL, SECONDARY REFUSAL RIGHT AND THIRD REFUSAL RIGHT; AND CO-SALE RIGHT WITH RESPECT TO TRANSFERS OF ORDINARY SHARES HELD BY THE PROSPECTIVE TRANSFERORS.

5.1    Right of First Refusal.

(a)    Grant. Subject to the terms of Section 5.3 hereof and the limitations on transferability set forth in Sections 9.1 and 12.1(b) hereof, each of the Founders, Founder Entities, Ordinary Shareholder and any other holders of Ordinary Shares (collectively, the “Prospective Transferors” and each, a “Prospective Transferor”) hereby unconditionally and irrevocably grants to Ali, a Right of First Refusal to purchase all or any portion of Transfer Shares that such Prospective Transferors may propose to transfer in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the Person to whom such Prospective Transferor proposes to make such Proposed Transfer (the “Prospective Transferee”).

(b)    Notice. Each Prospective Transferor proposing to make a Proposed Transfer must deliver a written notice setting forth the terms and conditions of such Proposed Transfer (the “Proposed Transfer Notice”) to the Company and each Investor not later than thirty (30) days prior to the consummation of such Proposed Transfer. Such Proposed Transfer Notice shall (i) certify that such Prospective Transferor has received a firm offer from the Prospective Transferee and in good faith believes a binding agreement for the Proposed Transfer is obtainable on the terms set forth in the Proposed Transfer Notice, (ii) contain the material terms and conditions (including a description of the Shares to be Transferred and price and form of consideration) of the proposed Transfer, (iii) the names and address(es) of the Prospective Transferee(s) and a description of such Prospective Transferor’s relationship to or affiliation with the Prospective Transferee, and (iv) the number of Transfer Shares proposed to be Transferred by such Prospective Transferor and that may be purchased by Ali pursuant to exercise of the First Refusal Right, and (v) the number of shares Ali shall be entitled to sell upon exercise of Ali’s Right of Co-Sale, as described in Section 5.2 hereof if the First Refusal Right is not exercised. Each Prospective Transferor represents and warrants that such Prospective Transferor is the sole legal and beneficial owner of the Transfer Shares subject to this Agreement and that such Prospective Transferor will be the sole legal and beneficial owner of the Transfer Shares subject to any such Prospective Transferor’s Proposed Transfer Notice and that no other Person has, or will have, any interest in such Transfer Shares (other than a community property interest as to which the holder thereof is bound by the restrictions and obligations hereunder).

(c)    Exercise of Right of First Refusal by Ali. To exercise its Right of First Refusal under this Section 5.1, Ali must deliver a written notice of its intent to exercise its Right of First Refusal as to some or all of the Transfer Shares (the “Ali ROFR Notice”) to the Prospective Transferor and the Company within ten (10) days after delivery of the Proposed Transfer Notice (“Ali ROFR Notice Period”). The Ali ROFR Notice shall specify (i) the number of Transfer Shares proposed to be purchased by Ali pursuant to exercise of the First Refusal Right, if Ali intends to exercise it Right of First Refusal; or (ii) the number of shares that Ali intends to sell upon exercise of Ali’s Right of Co-Sale, as described in Section 5.2 hereof if it chooses not to exercise the First Refusal Right.

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(d)    Exercise of Secondary Refusal Right by the Company. Subject to the terms of Section 5.3 hereof and the limitations on transferability set forth in Sections 9.1 and 12.1(b) hereof, each Prospective Transferor hereby unconditionally and irrevocably grants to the Company a Secondary Refusal Right, as provided in this Section 5.1(d), to purchase up to all of the Transfer Shares not purchased by Ali (the “Remaining Shares I”) pursuant to its Right of First Refusal in Section 5.1(c). The Company must deliver a written notice (the “Secondary Notice”) to such Prospective Transferor and the Investors to that effect no later than ten (10) days after Ali delivered the Ali ROFR Notice to the Company. The Secondary Notice shall specify (i) the number of Remaining Shares I; (ii) the number of Transfer Shares that the Company intends to purchase pursuant to exercise of the Secondary Refusal Right with respect to the Remaining Shares I, if any; and (iii) the remaining Transfer Shares not purchased by Ali pursuant to its Right of First Refusal in Section 5.1(c) and/or by the Company pursuant to its Secondary Refusal Right in this Section 5.1(d) (the “Remaining Shares II”) and therefore available for further purchase by the Investors other than Ali pursuant to Section 5.1(e) or could be sold by each Investor other than Ali, as described in Section 5.2 hereof if the Third Refusal Right is not exercised.

(e)    Exercise of Third Refusal Right by Investors other than Ali. Subject to the terms of Section 5.3 hereof and the limitations on transferability set forth in Sections 9.1 and 12.1(b) hereof, each Prospective Transferor hereby unconditionally and irrevocably grants to the Investors other than Ali a Third Refusal Right, as provided in this Section 5.1(e), to purchase up to all of the Remaining Shares II. Only Investors who are Holders as of the time the Company delivers the Secondary Notice for a particular Proposed Transfer, or their permitted assigns, shall be entitled to exercise the Third Refusal Right and the Right of Co-Sale with respect to such Proposed Transfer. To exercise the Third Refusal Right, such Electing Investor and such Investor other than Ali electing to exercise Right of Co-Sale must deliver written notice (the “Other Investor ROFR Notice”) to the Prospective Transferors and the Company within the period between the date the Company delivers the Secondary Notice regarding such Proposed Transfer and the tenth (10th) Business Day after such delivery (the “Other Investor ROFR Notice Period”), indicating:

(i)    with respect to such Electing Investor, the maximum number and type of Remaining Shares II, if any, that such Electing Investor elects to purchase (such Electing Investor’s “Maximum Shares”); and

(ii)    with respect to an Investor other than Ali electing to exercise Right of Co-Sale, in the event the Right of Co-Sale becomes exercisable pursuant to Section 5.2 hereof, the maximum number and type of Shares that it elects to sell pursuant to the Right of Co-Sale.

If, with respect to a type of Remaining Shares II, the sum of the Maximum Shares of all Electing Investors exceeds the number of Remaining Shares II available for purchase, then the Remaining Shares II of such type shall be allocated to the Electing Investors in accordance with their respective Pro Rata Shares up to the Maximum Share each such Electing Investor has indicated in the Other Investor ROFR Notice issued by such Investor. Within three (3) days after the end of the Other Investor ROFR Notice Period, the Company shall send written notice to the Investors and the Prospective Transferors (i) indicating whether or not the Electing Investors have elected to exercise in full their Third Refusal Rights to purchase the Remaining Shares II, (ii) if so, specifying the number of each type of Remaining Shares II to be purchased by each of the Electing Investors pursuant to the Third Refusal Right, and (iii) if not and the Right of Co-Sale has been exercised by any Investor other than Ali, specifying the number of Shares that may be sold by each such Investor pursuant to Section 5.2 hereof. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Prospective Transferor with the Company and/or the Investors that contains a pre-existing right of first refusal, such Prospective Transferor acknowledge and agree that the terms of this Agreement shall control and the pre-existing right of first refusal shall be deemed satisfied by compliance with this Section 5.1.

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(f)    Consideration; Closing. If the consideration proposed to be paid for the Transfer Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be determined in good faith by the Board, including the affirmative votes of all the Preference Directors, and set forth in the Proposed Transfer Notice and the Secondary Notice. If the Company or any Investor cannot for any reason pay for the Transfer Shares in the same form of non-cash consideration, the Company or such Investor may pay the cash value equivalent thereof, as determined in good faith by the Board, including the affirmative votes of all the Preference Directors, and as set forth in the Proposed Transfer Notice and the Secondary Notice.

5.2    Right of Co-Sale.

(a)    Exercise of Right. Subject to Section 5.3 hereof and the limitations on transferability set forth in Sections 9.1 and 12.1(b) hereof, if any Transfer Shares subject to a Proposed Transfer are not purchased pursuant to Section 5.1 hereof and thereafter any such Transfer Shares are to be sold to a Prospective Transferee, each respective Investor not exercising any First Refusal Right or Third Refusal Right may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Transfer as set forth in Section 5.2(b) hereof and otherwise on the same terms and conditions specified in the Proposed Transfer Notice; provided that if an Investor desires to sell Preference Shares or Options, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preference Shares or Option Shares into Ordinary Shares. Each Investor who desires to exercise its Right of Co-Sale must give the Company and the Prospective Transferors written notice to that effect in the Investor ROFR Notice delivered to the Company and the Prospective Transferors within the Investor ROFR Notice Period, and upon giving such notice such Investor shall be deemed to have effectively exercised the Right of Co-Sale.

(b)    Shares Includable. Each Investor who timely exercises such Investor’s Right of Co-Sale in an Investor ROFR Notice may include in the Proposed Transfer all or any part of such Investor’s Shares in number equal to the product obtained by multiplying (i) the aggregate number of Transfer Shares subject to the Proposed Transfer (excluding Shares purchased by Ali pursuant to the Right of First Refusal, Shares purchased by the Company pursuant to the Secondary Refusal Right and Shares purchased by the Investors other than Ali pursuant to the Third Refusal Right) by (ii) a fraction, the numerator of which is the number of Shares (on an as-converted and fully-diluted basis) held by such Investor immediately prior to the time the Secondary Notice is delivered by the Company and the denominator of which is (x) the total number of Shares (on an as-converted and fully-diluted basis) held, in the aggregate, by all Investors electing to exercise their Right of Co-Sale immediately prior to the time the Secondary Notice is delivered by the Company, plus (y) the number of Transfer Shares held by the Prospective Transferors at such time. To the extent one or more of the Investors exercise such Right of Co-Sale in accordance with the terms and conditions set forth herein, the number of Transfer Shares that the Prospective Transferors may sell in the Proposed Transfer shall be correspondingly reduced.

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(c)    Delivery of Certificates. Each Investor shall effect its participation in the Proposed Transfer by delivering to the Prospective Transferor, no later than ten (10) Business Days after such Investor’s exercise of the Right of Co-Sale, one or more share certificates or the Option Agreement to be assigned to the Prospective Transferee, as the case may be, properly endorsed for transfer to the Prospective Transferee, representing:

(i)    the number of Ordinary Shares that such Investor elects to sell in the Proposed Transfer; or

(ii)    the number of Preference Shares or Option Shares that are at such time convertible into the number of Ordinary Shares that such Investor elects to sell in the Proposed Transfer; provided, however, that if the Prospective Transferee objects to the delivery of convertible Preference Shares or Option in lieu of Ordinary Shares, such Investor shall first convert the Preference Shares or Option Shares into Ordinary Shares and deliver Ordinary Shares as provided above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.

In the event that such Investor assigns its Option Agreement to the Prospective Transferee, such Member shall, subject to cooperation of the Prospective Transferee, also transfer certain portion of equity interest held by such Investor, the percentage of which to be sold in the JV Entity shall be consistent with the percentage of Option Shares represented by the Option Agreement of such Investor, to the Prospective Transferee.

In the event that (X) the Prospective Transferee does not intend to purchase the Option from any Investor or the Prospective Transferee is unable to hold equity interest in the JV Entity and (Y) such Investor has not delivered the relevant share certificates to the Prospective Transferee within ten (10) Business Days after such Investor’s exercise of the Right of Co-Sale, except that such delay is caused by the Company’s failure to issue the relevant share certificates according to Section 3.3 of the Option Agreement, such Investor shall be deemed to have waived its Right of Co-Sale and shall cease to participate in the Proposed Transfer immediately. The number of Shares held by such Investor includable in the Proposed Transfer pursuant to Section 5.2(b) may be shared among other Investors who timely exercise their Right of Co-Sale and the Prospective Transferors on a pro rata basis in accordance with their Shares that have already been included in the Proposed Transfer pursuant to Section 5.2(b).

(d)    Purchase Agreement. The parties hereby agree that the terms and conditions of any sale pursuant to this Section 5.2 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction (provided that such terms and provisions shall not be more favorable to the Prospective Transferee than those set out in the Proposed Transfer Notice) and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this Section 5.2.

(e)    Deliveries. The Shares sold by an Investor pursuant to Section 5.2(c) hereof will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Shares pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the Prospective Transferors shall concurrently therewith remit or direct payment to each Investor the portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. Except as contemplated in the last paragraph of Section 5.2(c), if any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Investor exercising its Right of Co-Sale hereunder, the Prospective Transferors may not sell any Transfer Shares to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, the Prospective Transferors purchase all securities subject to the Right of Co-Sale from such Investor on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice.

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(f)    Additional Compliance. If any Proposed Transfer is not consummated within one hundred and twenty (120) days after the expiration of the periods during which any Investor may elect to exercise its Right of First Refusal or Third Refusal Right or Right of Co-Sale pursuant to Sections 5.1 and 5.2 hereof, the Prospective Transferors proposing the Proposed Transfer may not Transfer the Transfer Shares that were the subject of the Proposed Transfer unless they again comply in full with each provision of this Section 5 prior to any such Transfer. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other Transfers subject to this Section 5.

5.3    Effect of Failure to Comply.

(a)    Transfer Void; Equitable Relief. Any Proposed Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Shares not made in strict compliance with this Agreement), without having to prove actual damages or that monetary damages would be inadequate.

(b)    Violation of First Refusal Right, Secondary Refusal Right and Third Refusal Right. If any Prospective Transferor becomes obligated to Transfer any Transfer Shares to the Company or any Investor under this Agreement and fails to deliver such Transfer Shares in accordance with the terms of this Agreement, the Company and/or such Investor may, at its option, in addition to all other remedies it may have, send to such Prospective Transferor the purchase price for such Transfer Shares as is herein specified and transfer to the name of the Company or such Investor (or request that the Company effect such transfer in the name of an Investor) on the Company’s books the certificate or certificates representing the Transfer Shares to be Transferred.

(c)    Violation of Co-Sale Right. If any Prospective Transferor purports to sell any Transfer Shares in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Investor who desires to exercise its Right of Co-Sale under Section 5.2 hereof may, in addition to such remedies as may be available by law, in equity or hereunder, require such Prospective Transferor to purchase from such Investor the type and number of Shares that such Investor would have been entitled to sell to the Prospective Transferee under Section 5.2 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 5.2 hereof. The sale will be made on the same terms and subject to the same conditions as would have applied had the Prospective Transferor not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Investor learns of the Prohibited Transfer, as opposed to the timeframe provided for in Section 5.2 hereof. Such Prospective Transferor shall also reimburse each Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Section 5.2 hereof.

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5.4    Exempted Transfers and Offerings.

(a)    Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 5.1 and 5.2 hereof shall not apply:

(i)    to a repurchase of Transfer Shares from a Prospective Transferor by the Company at a price no greater than that originally paid by such Prospective Transferor for such Transfer Shares and pursuant to an agreement containing vesting and/or repurchase provisions approved by the Board (including the affirmative vote of each of the Preference Directors);

(ii)    to the purchase of Transfer Shares from a Prospective Transferor by the Company pursuant to an agreement containing a right of first refusal in favor of the Company approved by the Board (including the affirmative vote of each of the Preference Directors);

(iii)    in the case of an Ordinary Shareholder or a Founder, upon a transfer of Transfer Shares by such Ordinary Shareholder or Founder to (A) his or her spouse, parent or child or (B) trusts for the benefit of such Ordinary Shareholder or Founder or his or her spouse, parent or child, in each such case, solely for tax planning purposes; and

(iv)    to any transfer of Transfer Shares in connection with the Indemnifiable Loss(es) (as defined in the Series D+ Share Purchase Agreement II) pursuant to Section 8 in the Series D+ Share Purchase Agreement II, and to any transfer of Transfer Shares in connection with the indemnifiable loss(es) as defined in the Series D+ Share Purchase Agreement I, Series D Share Purchase Agreement, the Series C Share Purchase Agreement, the Series B Share Purchase Agreement and the Series A Share Purchase Agreement pursuant to the terms thereof, as applicable;

provided that, Section 5.2 hereof shall not apply to any transfer by a Founder Entity or Ordinary Shareholder of Ordinary Shares to any Person(s) until the aggregated number of Ordinary Shares transferred by each such Founder Entity or Ordinary Shareholder in one transaction or a series of transactions has reached to five percent (5%) of all the Ordinary Shares held by such Founder Entity or Ordinary Shareholder as of the Closing (the “Co-Sale Exempt Transfer”);

provided further that (A) in the case of a transfer pursuant to clause (iii) above, (x) such Ordinary Shareholder or Founder shall deliver prior written notice to the Investors of such gift or transfer, such Transfer Shares shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, agree to abide by this Agreement as an Ordinary Shareholder or a Founder, as applicable, by executing an Adherence Agreement as provided in Section 12.1(b) hereof; and (y) such Ordinary Shareholder or such Founder shall remain liable for any breach by such transferee of any provision under this Agreement and (B) in the case of a transfer pursuant to clause (i) or (iv) above, such transfer is made pursuant to a transaction in which there is no consideration actually paid for such Transfer.

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(b)    Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 5.1 and 5.2 hereof shall not apply to the sale of any Transfer Shares (i) in a Public Offering, (ii) pursuant to a Deemed Liquidation Event or (iii) upon the consummation of a Share Sale.

5.5    No Indirect Transfers. Each of the Founders and the Ordinary Shareholder agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in this Agreement, whether by holding the Transfer Shares of the Company indirectly through another Person (including a holding company) or by causing or effecting, directly or indirectly, the transfer or issuance of any Equity Securities by any such Person (including a holding company), or otherwise. Each of the Founders and the Ordinary Shareholder furthermore agrees that, so long as each of such Founders and/or Ordinary Shareholder is bound by this Agreement, the transfer or issuance of any Equity Securities of any Ordinary Shareholder and/or Founder Entity, as applicable, Controlled by such Ordinary Shareholder or Founder without the prior written consent of the Majority Investors and the Series D Preference Supermajority shall be prohibited prior to the consummation of a Qualified IPO, and each of the Founders and the Ordinary Shareholder agrees not to make, cause or permit any transfer or issuance of any Equity Securities of such company without the prior written consent of the Majority Investors and the Series D Preference Supermajority.

5.6    Termination of Right of First Refusal, Secondary Refusal Right, Third Refusal Right, and Co-Sale Right. The rights and covenants set forth in this Section 5 shall terminate and be of no further force or effect upon the earlier to occur of: (a) the consummation of a Qualified IPO; or (b) a Deemed Liquidation Event whereby all the Investors having fully exercised their liquidation right and been fully paid all the distributions pursuant to Article 3.02 of the Memorandum and Articles of Association.

6.    BOARD AND MANAGEMENT MATTERS.

6.1    Board Composition. Each Member agrees to vote, or cause to be voted, all Shares owned or held by such Member, or over which such Member has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that, at each general meeting of Members of the Company at which an election of directors is held or pursuant to any written consent of the Members, (i) the size of the Board shall be set and remain at seven (7) members, including six (6) Preference Directors and one (1) Ordinary Director, and such size of the Board shall not be changed except pursuant to the provisions of the Memorandum and Articles of Association; and (ii) the Preference Directors and the Ordinary Director shall be elected as follows to the Board in accordance with the voting provisions of the Memorandum and Articles of Association:

(a)    One person designated from time to time by NEA (the “NEA Director”), as long as NEA and Long Hill and their respective Affiliate(s), taken as a whole, collectively hold no less than 5.5% of the then total issued and outstanding Shares of the Company (on an as-converted and fully-diluted basis) at the Closing and continue to hold at least 50% of the Shares held by them as of the date of Closing (subject to adjustment from time to time for Recapitalizations), such designee to serve as the member of the Board who shall be appointed solely by the Series A Preference Majority pursuant to the Memorandum and Articles of Association. The NEA Director shall initially be Xiaodong JIANG.

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(b)    One person designated from time to time by CBC (the “CBC Director”), as long as CBC and its Affiliate(s), taken as a whole, collectively hold no less than 5.5% of the then total issued and outstanding Shares of the Company (on an as-converted and fully-diluted basis) at the Closing and continue to hold at least 50% of the Shares held by it as of the date of Closing (subject to adjustment from time to time for Recapitalizations), such designee to serve as the member of the Board who shall be appointed solely by CBC pursuant to the Memorandum and Articles of Association. The CBC Director shall initially be Jian JIANG.

(c)    One person designated from time to time by Temasek (the “Temasek Director”), as long as Temasek and its Affiliate(s), taken as a whole, collectively hold no less than 5.5% of the then total issued and outstanding Shares of the Company (on an as-converted and fully-diluted basis) at the Closing and continue to hold at least 50% of the Shares held by it as of the date of Closing (subject to adjustment from time to time for Recapitalizations), such designee to serve as the member of the Board who shall be appointed solely by Temasek pursuant to the Memorandum and Articles of Association. The Temasek Director shall initially be Yibing WU.

(d)    One person designated from time to time by ABG (the “ABG Director”), as long as ABG, CENOVA and its Affiliate(s), taken as a whole, collectively hold no less than 5.5% of the then total issued and outstanding Shares of the Company (on an as-converted and fully-diluted basis) at the Closing and continue to hold at least 50% of the Shares held by them as of the date of Closing (subject to adjustment from time to time for Recapitalizations), such designee to serve as the member of the Board who is appointed solely by ABG pursuant to the Memorandum and Articles of Association. The ABG Director shall initially be Bin LI.

(e)    One person designated from time to time by MBK (the “MBK Director”), as long as MBK and its Affiliate(s), taken as a whole, collectively hold no less than 5.5% of the then total issued and outstanding Shares of the Company (on an as-converted and fully-diluted basis) at the Closing and continue to hold at least 50% of the Shares held by it as of the date of Closing (subject to adjustment from time to time for Recapitalizations), such designee to serve as the member of the Board who shall be appointed solely by MBK pursuant to the Memorandum and Articles of Association. The MBK Director shall initially be Stephen LE.

(f)    One person designated from time to time by Ali (the “Ali Director”), as long as Ali and its Affiliate(s), taken as a whole, collectively hold no less than 5.5% of the then total issued and outstanding Shares of the Company (on an as-converted and fully-diluted basis) at the Closing and continue to hold at least 50% of the Shares held by it as of the date of Closing (subject to adjustment from time to time for Recapitalizations), such designee to serve as the member of the Board who shall be appointed solely by Ali pursuant to the Memorandum and Articles of Association. If Ali does not appoint any person to serve as Ali Director immediately upon the Closing, such seat of Ali Director shall remain vacant until Ali issues written notice to the Company to appoint such Ali Director at any time after the Closing. Within five (5) Business Days upon the written notice by Ali to the Company to appoint the person designated as Ali Director at any time, the Company shall take all actions necessary to reflect such appointment of the Ali Director, including but not limited to update the register of directors of the Company and have it certified by the secretary service provider of the Company, and provide such certified copy of register of directors to Ali. Without prejudice to the foregoing, Ali may at its sole discretion elect to appoint an observer to the Board of the Company pursuant to Section 6.2 if Ali chooses not to appoint a director to the Board according to the stage of growth of the Company, provided that, if Ali chooses to appoint a director to the Board, the Ali Observer (as defined below) should be removed as an observer to the Board.

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(g)    One person designated from time to time by the Ordinary Majority (the “Ordinary Director”), such designee to serve as one of the members of the Board who shall be appointed solely by the Ordinary Majority pursuant to the Memorandum and Articles of Association, who shall be entitled to cast seven (7) votes for matters submitted for the Board’s approval. The Ordinary Director shall initially be Tianze ZHANG (张天泽).

Any shareholder of the Company or group of shareholders entitled to designate any individual to be elected as a Director of the Board pursuant to Section 6.1 shall have the right to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any Director designated pursuant to this Section 6.1, the replacement to fill such vacancy shall be designated in the same manner as the Director who is being replaced in accordance with Section 6.1.

6.2    Observer. In respect of each of CENOVA and Freesia, for so long as it directly or indirectly holds any Shares (and/or options or warrants therefor) of the Company, it shall be entitled to appoint at any time or from time to time one (1) representative to attend all meetings of the Board, in a non-voting observer capacity (in each case, the “CENOVA Observer” and the “Freesia Observer”) and, in this respect, the Company shall give the CENOVA Observer and the Freesia Observer copies of all notices, minutes, consents, and other materials that it provides to its Directors at the same time and in the same manner as provided to such Directors, provided that, CENOVA shall procure the CENOVA Observer to, and Freesia shall procure the Freesia Observer to, keep all information obtained in such observation process strictly confidential, and not to use such information for any purpose other than reporting to CENOVA or Freesia (as the case may be) as applicable. Subject to Section 6.1(f), in respect of Ali, for so long as it and its Affiliate(s) directly or indirectly, taken as a whole, collectively hold no less than 5.5% of the then total issued and outstanding Shares of the Company (on an as-converted and fully-diluted basis) at the Closing and continue to hold at least 50% of the Shares held by it as of the date of Closing, and Ali chooses not to appoint a director to the Board, it shall be entitled to appoint at any time or from time to time one (1) representative to attend all meetings of the Board, in a non-voting observer capacity (the “Ali Observer”) and, in this respect, the Company shall give the Ali Observer copies of all notices, minutes, consents, and other materials that it provides to its Directors at the same time and in the same manner as provided to such Directors, and before any Board meeting is held, the Ordinary Director shall carry out full communications with the Ali Observer and provide adequate feedback with respect to any enquiry or reasonable suggestion raised by the Ali Observer before the Ordinary Director submits the proposal of the same subject matter(s) to the Board meeting for approval, provided that, Ali shall procure the Ali Observer to, keep all information obtained in such observation process strictly confidential, and not to use such information for any purpose other than reporting to Ali (as the case may be) as applicable.

6.3    Establishment of Compensation Committee. The Company shall establish and maintain a compensation committee (the “Compensation Committee”), which shall consist of all the Preference Directors and the Ordinary Director. The Compensation Committee shall have the final and ultimate power and authority to review, approve, amend or repeal (a) the compensation package for the senior management team of each Group Company, (b) compensation and bonus policy and annual plan of each Group Company, (c) the employee stock option scheme or other similar incentive plan of each Group Company, (d) options grant representing more than 1% of the total share capital in any Group Company, and (e) human resources system and compensation standard of any Group Company. Any resolution, matter or action to be passed, determined or adopted by the Compensation Committed shall be approved by the majority of the members of the Compensation Committee and any decisions of the Compensation Committee within its scope of authority may not be varied or revoked by the Board until and unless with the prior written approval of all Preference Directors.

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6.4    Subsidiary Board. At the election and request of any Investor who is entitled to appoint a Preference Director, such Investor shall be entitled to appoint a director to each Group Company as it is entitled to appoint to the Company’s Board pursuant to Section 6.1. Specifically, in respect of Ali, Ali may at its sole discretion elect to appoint a director or an observer to the board of each Group Company as it is entitled to appoint to the Company’s Board pursuant to Section 6.1 or Section 6.2. Notwithstanding anything to the contrary contained herein, unless each of the Option Holders has exercised its Option and has no equity interest in the JV Entity pursuant to the Option Agreement, Ali shall not be entitled to appoint a director to the board of the JV Entity. As to the HK Entity, the copy of updated register of directors of the HK Entity, certified as true and accurate by the registered agent of the HK Entity and evidencing the appointment of the directors as contemplated by this Section 6.4 hereof, shall be delivered to each Investor in any event within one (1) month after the request of such Investor hereunder. As to any Group Company incorporated in the PRC, the appointment of the directors as contemplated by this Section 6.4 hereof shall be duly filed with the competent local office of the State Administration for Market Regulation and the proof documents of which shall be delivered to the Investors in any event within two (2) months after the request of such Investor hereunder.

6.5    Board Meetings, etc. Unless otherwise determined by a majority of the votes of the Directors then in office, including all the Preference Directors, the Board shall meet at least quarterly in accordance with an agreed-upon schedule. A quorum for a Board meeting shall consist of at least a majority of the Directors, including all the Preference Directors. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine. If at such adjourned meeting, a quorum is still not present, the Director(s) present shall be deemed as a quorum. Each Preference Director shall have one (1) vote and the Ordinary Director shall have seven (7) votes on any matter submitted for approval of the Board. Each Director shall be entitled to appoint alternates to serve at any Board meeting (or the meeting of a committee formed by the Board), and such alternates shall be permitted to attend all Board meetings and vote on such Director’s behalf. Notices and agendas of Board meetings as well as copies of all Board papers shall be sent to all the Directors as soon as practicable but in any event no later than six (6) Business Days prior to the relevant Board meeting. Minutes of Board meetings shall be sent to all the Directors as soon as practicable but in any event no later than ten (10) Business Days after the relevant meeting.

6.6    Waiver. Each Group Company acknowledges that an Investor may have, from time to time, information that may be of interest to the Group Companies and/or their respective Subsidiaries (“Information”) regarding a wide variety of matters including (a) such Investor’s technologies, plans and services, and plans and strategies relating thereto, (b) current and future investments such Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including technologies, products and services that may be competitive with those of the Group Companies and/or their respective Subsidiaries, and (c) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including companies that may be competitive with the Group Companies and/or their respective Subsidiaries. Each Group Company recognizes that such Information may be of interest to the Group Companies and/or their respective Subsidiaries. Such Information may or may not be known by the Preference Directors. Each Group Company, as a material part of the consideration for this Agreement, agrees that the Preference Directors shall not have any duty to disclose any Information to any of the Group Companies or any of their respective Subsidiaries, or permit any of the Group Companies or any of their respective Subsidiaries to participate in any projects or investments based on any Information, or otherwise to take advantage of any opportunity that may be of interest to any of the Group Companies and/or any of their respective Subsidiaries if it were aware of such Information, and hereby waives, to the extent permitted by Law, any claim based on the corporate opportunity doctrine or otherwise that could limit any Investor’s ability to pursue opportunities based on such Information or that would require any Investor, or any of the Preference Directors to disclose any such Information to any of the Group Companies or any of their respective Subsidiaries or offer any opportunity relating thereto to any of the Group Companies or any of their respective Subsidiaries.

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6.7    Management of the Group Companies.

(a)    Unless otherwise prohibited by applicable Laws or the parties agree otherwise and subject to Section 6.4, upon the request of any of the Preference Directors, the board of directors of each of the Group Companies other than the Company shall be comprised of as follows: six (6) shall be the same as the Directors then on the Board, and additional five (5) shall be appointed solely by the Ordinary Majority, and each of the parties hereto shall take all such necessary or advisable actions to ensure the election of the Directors to the board of directors of each such Group Company. In the event any Director is prohibited by applicable Laws from serving on the board of directors of any Group Company, the Person or Person(s), if any, entitled to designate such Director pursuant to Sections 6 hereof shall have the right to designate an alternative person to serve on the board of directors of such Group Company, and each of the parties hereto shall take all such necessary or advisable actions to ensure the election of such person to the board of directors of such Group Company.

(b)    Unless otherwise prohibited by applicable Laws, upon the request of any of the Preference Directors, each officer of the Company shall hold the same or equivalent position or positions with each other Group Company, and each of the parties hereto shall take all such necessary or advisable actions to ensure the appointment of each such person to such position or positions with each such Group Company.

6.8    D&O Insurance and Indemnification. Upon the request of any of the Preference Directors, the Company shall obtain and maintain directors and officers insurance on commercially reasonable and customary terms, covering an amount approved by the Compensation Committee. Each Group Company shall, jointly and severally, indemnify and hold harmless each Preference Director and his or her alternate, to the fullest extent permissible by applicable Law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Director or his or her alternate as a result of any act, matter or thing done or omitted to be done by him or her (other than acts, matters or things done or omitted that constitute actual fraud or willful default) in the course of acting as a Director or an alternate Director, as applicable, of the Company or as a director or an alternate director, as applicable, of any other Group Company. In furtherance of the foregoing, the Company shall deliver to each such Director or his or her alternate, at the time of its appointment as a Director or an alternate Director, an indemnification agreement duly executed by the Company substantially in the form attached hereto as Exhibit B (the “Indemnification Agreement”).

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6.9    Director Expenses. The Company shall reimburse the non-employee Directors for all reasonable out-of-pocket expenses incurred in connection with attending out-of-town Board meetings.

6.10    No Liability for Election of Recommended Directors. No Member, nor any Affiliate of any Member, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a Director of the Company, nor shall any Member have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

6.11    Appointment of VP-level manager. Without prejudice to other provisions hereof, if the Company is in need of the relevant candidates and when required by the Board, MBK, as long as it holds any Shares of the Company, shall be entitled to nominate a manager at vice president level of the Group Companies with such responsibilities authorized or designated by the Board. For the avoidance of doubt, the Board will take into consideration of MBK’s foregoing nomination, but shall decide at its sole discretion whether to appoint such manager. The Company and the Board shall not be obligated to, and the Members shall not be obligated to cause the Directors appointed by them to, appoint, remove or replace such manager pursuant to MBK’s instruction.

6.12    Termination. The rights and covenants set forth in this Section 6 shall terminate and be of no further force or effect upon the earlier to occur of: (a) the consummation of a Qualified IPO; or (b) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and been fully paid all the distributions pursuant to Article 3.02 of the Memorandum and Articles of Association.

7.    PROTECTIVE PROVISIONS.

7.1    Acts of the Company Requiring Approval of the Investors. Notwithstanding anything to the contrary in this Agreement, the Company and other Group Companies shall not, and the Founders and Founder Entities shall cause the Group Companies not to, without (in addition to any other vote required by any applicable Laws or the Memorandum and Articles of Association) first obtaining the approval (by vote or written consent as provided by any applicable Laws) of (i) the Series A Preference Majority, (ii) the Series B Preference Majority, (iii) the Series C Preference Majority, (iv) the Series D Preference Majority, and (v) the Series D+ Preference Majority (provided that, any liquidation, dissolution or winding-up or similar event of the JV Entity or any transfer of equity interest held by WFOE II in the JV Entity to or any enlargement of the registered capital of the JV Entity to a third party which is not a Group Company directly or indirectly wholly-owned by the Company or any decrease of registered capital of the JV Entity shall also require the approval of the Series D+ Option Majority), take any actions, or allow or cause to be taken any actions, or commit itself to take, whether directly or indirectly, by amendment, merger, consolidation or otherwise with respect to the items in Subsections 7.1(a) to 7.1 (r) and Subsection 7.1(w) hereunder. Meanwhile, the Company and other Group Companies shall not, and the Founders and Founder Entities shall cause the Group Companies not to, without (in addition to any other vote required by any applicable Laws or the Memorandum and Articles of Association) first obtaining the approval (by vote or written consent as provided by any applicable Laws) of (i) the Series A Preference Majority, (ii) the Series B Preference Majority, (iii) the Series C Preference Majority, and (iv) the Series D Preference Majority, take any actions, or allow or cause to be taken any actions, or commit itself to take, whether directly or indirectly, by amendment, merger, consolidation or otherwise with respect to the items in Subsections 7.1(s) to Subsection 7.1 (v) hereunder:

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(a)    alter or change the rights, powers, preferences or restrictions of any series of Preference Shares set forth in the Memorandum and Articles of Association;

(b)    issue or create any new Equity Securities or new class of Equity Securities or debt securities of the Company, as the case may be, other than Ordinary Shares issuable upon conversion of Preference Shares or Options;

(c)    authorize or adopt any new share plan or arrangement, and/or amend any existing share plan or arrangement (including but not limited to the Equity Plan), for the benefit of Services Providers, or increase the number of Ordinary Shares or Preference Shares subject to issuance under any share plan or arrangement for the benefit of Service Providers, or grant or/and issue any shares reserved under any share plan or arrangement for the benefit of Service Providers;

(d)    encumber or grant any security interest in all or substantially all of the assets or intellectual property of the Group Companies in connection with any debt transaction;

(e)    amend or waive any provision of the Memorandum and Articles of Association or any constitutional documents of the Group Companies;

(f)    increase or decrease the authorized number of Ordinary Shares or Preference Shares;

(g)    issue any Equity Securities with such rights of repurchase or redemption, or redeem or repurchase any Equity Securities, or permit any other Group Company to redeem or repurchase any of its Equity Securities, other than (i) pursuant to an agreement with a Service Provider approved by the Board (including the affirmative votes of each of the Preference Directors) giving the Company the right to repurchase Shares upon the termination of services, (ii) an exercise of a right of first refusal in favor of the Company pursuant to an agreement with any Service Provider, which exercise has been approved by the Board, including the affirmative votes of each of the Preference Directors, (iii) any repurchase of Preference Shares and/or Options expressly authorized in the Memorandum and Articles of Association, or (iv) as otherwise approved by the Board, including the affirmative votes of each of the Preference Directors;

(h)    liquidate, dissolve or wind-up the business and affairs of the Company and/or other Group Companies, initiate any bankruptcy proceeding in respect of the Company and/or other Group Companies, the Deemed Liquidation Event, effect any transaction with respect to any Group Company in which all or substantially all of the assets, intellectual property or goodwill of a Group Company are sold or all or substantially all of the intellectual property of a Group Company is exclusively licensed to a third party, or consent, agree or commit to any of the foregoing without conditioning such consent, agreement or commitment by obtaining the approval required by this Section 7.1;

(i)    (a) establish any not-wholly-owned subsidiary, joint venture, partnership, branches or affiliates in which the investment amount exceeds RMB500,000 in a single transaction or a series of related transactions within any financial year, or change of the current structure of any of the Group Company, (b) purchase of all or substantial all of the equity or assets of another entity, or (c) undertake equity/debt investment with or into one or more entities, each in any individual transaction or a series of related transactions in aggregate exceeding RMB500,000 within any financial year;

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(j) increase or decrease the authorized number of directors constituting the board of directors of the Company and/or other Group Companies;

(k) declare or pay any dividend or otherwise make a Distribution to Holders of the Shares, or permit any other Group Company to declare or pay any dividend or otherwise make a Distribution to its equity Holders;

(l)    terminate, or modify or waive, or amend any Control Agreements, provided that if any termination, or material modification or waiver of, or material amendment to any Control Agreements in relation to the JV Entity would materially adversely affect the rights of Option Holder(s) under the Option Agreement, the written consent of the Series D+ Option Majority shall also be required;

(m)    split, consolidate, reclassify, or restructure in other forms, the capital of the Company;

(n)    conduct any Public Offering of any debt or Equity Securities of the Company and/or other Group Companies (or of the relevant entity resulting from any merger, consolidation, reorganization or other arrangement involving the Company and/or other Group Companies for the purpose of a Public Offering);

(o)    transact with any of its shareholders, Service Providers, or any of their Affiliates or associates, except (i) pursuant to employment agreement with such Service Providers as agreed in writing by the Board (including the affirmative votes of all the Preference Directors), or (ii) either any individual transaction or a series of related transactions in aggregate resulting in payments to or by the Company in an amount less than US$60,000 within any financial year;

(p)    sell, transfer, lease or sublease, license or otherwise encumber or sublicense, pledge, lien or dispose in any other forms of any key asset, including but not limited to real estate, leasing right, intellectual property or goodwill of the Group Companies outside the ordinary course of business;

(q)    appoint or remove the auditors of the Group Companies, and determine their fees, remuneration or other compensation;

(r)    amend accounting policies or change the financial year of the Group Companies;

(s)    change the senior management (including but not limited to the chairman, chief executive officer, president, chief operating officer, chief financial officer, and chief technology officer) of any Group Company;

(t)    determine any initiation or settlement of any claim, litigation, arbitration of proceeding by any Group Company with any Person with an amount in dispute exceeding RMB1,000,000;

(u)    adopt and/or amend the Budget, and expend any funds out of the Budget;

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(v)    enter into any new business, adopt and/or amend the annual business plan, and any material deviation from the annual business plan; or

(w)    effect any of the foregoing, as applicable, with respect to any Group Company or any direct or indirect Subsidiary of any Group Company.

Without prejudice to the first paragraph of this Section 7.1, where any act listed above requires a Special Resolution (as defined in the Memorandum and Articles) or an Ordinary Resolution (as defined in the Memorandum and Articles) in accordance with the Statute (as defined in the Memorandum and Articles) ), and any of the approvals of (i) the Series A Preference Majority, (ii) the Series B Preference Majority, (iii) the Series C Preference Majority, (iv) the Series D Preference Majority, and/or (v) the Series D+ Preference Majority has not yet been obtained, all the Members who vote against such act shall have the voting rights equal to all the Members who vote in favor of the resolution plus one.

7.2    Acts of the Company Requiring Approval of the Preference Directors. Notwithstanding anything to the contrary in this Agreement but subject to Articles 4.14 and 4.15 of the Memorandum and Articles of Association, the Company and other Group Companies shall not, and the Founders and Founder Entities shall cause the Group Companies not to, without (in addition to any other vote required by any applicable Laws or the Memorandum and Articles of Association) first obtaining the approval (by vote or written consent as provided by any applicable Laws) of the Majority Directors, take any actions, or allow or cause to be taken any actions, or commit itself to take, whether directly or indirectly, by amendment, merger, consolidation or otherwise, which:

(a)    create, allow to arise or issue any debenture constituting any pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance, debenture or other security) on all or any of the undertaking, assets or rights of any Group Company, except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business not exceeding US$1,000,000 (or its equivalent in other currency or currencies) in a single transaction or not exceeding US$5,000,000 in a series of transactions within any financial year;

(b)    borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business not exceeding US$1,000,000 (or its equivalent in other currency or currencies) in a single transaction or not exceeding US$5,000,000 in a series of transactions within any financial year;

(c)    (i) cease to conduct or carry on the business of any Group Company substantially as conducted as the date hereof, or (ii) substantially change any part of any Group Company’s business activities or develop a new product; or

(d)    authorize, approve or enter into any agreement or obligation with respect to any action listed above.

7.3    Acts of the Company Requiring Approval of Series D Preference Supermajority. Notwithstanding anything to the contrary in this Agreement, the Company and other Group Companies shall not, and the Founders and Founder Entities shall cause the Group Companies not to, without (in addition to any other vote required by any applicable Laws or the Memorandum and Articles of Association) first obtaining the approval (by vote or written consent as provided by any applicable Laws) of Series D Preference Supermajority, take any actions, or allow or cause to be taken any actions, or commit itself to take, whether directly or indirectly, by amendment, merger, consolidation or otherwise, which:

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(a)    alter or change the rights, powers, preferences or restrictions of any series of Preference Shares set forth in the Memorandum and Articles of Association;

(b)    issue or create any new equity securities or new class of equity securities or debt securities of the Company, as the case may be, other than (i) Ordinary Shares issuable upon conversion of Preference Shares and/or Options, (ii) Ordinary Shares (or options exercisable for Ordinary Shares) issued pursuant to any share plan or arrangement for the benefit of Service Providers that are approved by the Compensation Committee, and (iii) any Public Offering of any securities of the Company and/or other Group Companies;

(c)    increase the number of Ordinary Shares or Preference Shares subject to issuance under any share plan or arrangement for the benefit of Service Providers;

(d)    encumber or grant any security interest in all or substantially all of the assets or intellectual property of the Group Companies in connection with any debt transaction;

(e)    amend or waive any provision of the Memorandum and Articles of Association or any constitutional documents of each Group Company which is, or should be, a party to any Control Agreement pursuant to the Transaction Agreements;

(f)    increase or decrease the authorized number of Ordinary Shares or Preference Shares, other than any Public Offering of any securities of the Company and/or other Group Companies;

(g)    issue any equity securities with such rights of repurchase or redemption, or redeem or repurchase any equity securities, or permit any other Group Company to redeem or repurchase any of its equity securities, other than (i) pursuant to an agreement with a Service Provider approved by the Board (including the affirmative votes of each of the Preference Directors) giving the Company the right to repurchase Shares upon the termination of services, (ii) an exercise of a right of first refusal in favor of the Company pursuant to an agreement with any Service Provider, which exercise has been approved by the Board, including the affirmative votes of each of the Preference Directors, (iii) any repurchase of Preference Shares and/or Options expressly authorized in the Memorandum and Articles of Association, or (iv) as otherwise approved by the Board, including the affirmative votes of each of the Preference Directors;

(h)    liquidate, dissolve or wind-up the business and affairs of the Company and/or other Group Companies;

(i)    declare or pay any dividend or otherwise make a Distribution to Holders of the Shares, or permit any other Group Company to declare or pay any dividend or otherwise make a Distribution to its equity Holders;

(j)    terminate, or modify or waive, or amend any Control Agreements;

(k)    split, consolidate, reclassify, or restructure in other forms, the capital of the Company; or

(l)    authorize, approve or enter into any agreement or obligation with respect to any action listed above.

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Notwithstanding anything to the contrary contained in this provision, where any act listed above requires the approval of the Members of the Company in accordance with the Cayman Islands Companies Act (as amended), and the approvals of the Series D Preference Supermajority have not yet been obtained, the Series D Preference Supermajority who vote against such act shall have the voting rights equal to all the Members who vote in favor of the resolution plus one.

8.    DRAG-ALONG RIGHT.

8.1    Actions to be Taken. Notwithstanding anything herein or in the Memorandum and Articles of Association to the contrary, in the event that (i) the Majority Investors, and (ii) the Ordinary Majority ((i) and (ii), collectively, the “Selling Investors”) approve a Sale of the Company in writing, specifying that this Section 8.1 shall apply to such transaction, then each Member agrees:

(a)    if such transaction requires approval of the Members of the Company, with respect to all Shares that such Member owns or over which such Member otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all such Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Memorandum and Articles of Association required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b)    if such transaction is a Share Sale, to sell the same proportion of Shares beneficially held by such Member as is being sold by the Selling Investors to the person to whom the Selling Investors propose to sell their Shares, and, except as permitted in Section 8.2 hereof, on the same terms and conditions as the Selling Investors; in the event that such Member also holds any equity interest in the JV Entity, such Member shall, subject to cooperation of the person to whom the Selling Investors propose to sell the Shares, also sell certain portion of equity interests held by such Member, the percentage of which to be sold in the JV Entity shall be consistent with the percentage of Shares to be sold by such Member, to the person to whom the Selling Investors propose to sell the Shares;

(c)    to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 8.1, including without limitation (i) executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents and (ii) in the event of a Share Sale that have been approved by the Selling Investors and the person to whom the Selling Investors propose to sell the Shares (the “Proposed Purchaser”) does not purchase the Option from any Member or the Proposed Purchaser does not intend to hold equity interest in the JV Entity, such Member shall exercise or designate an Affiliate to exercise its Option in accordance with the Option Agreement as soon as practicable and such Member and/or its Affiliate shall sell its Option Shares to the Proposed Purchaser according to the terms and conditions of the approved Share Sale; if such Member fails to have such Options exercised at least ten (10) Business Days prior to the scheduled closing of the Share Sale, (X) the WFOE II shall have the right to purchase from such Member and such Member shall be obligated to sell to the WFOE II such portion of the equity interest in the JV Entity held by such Member equivalent to the Option Shares available to such Member that such Member is required to sell in the Share Sale at a price to be determined pursuant to Section 8.2(e) below, (Y) the total number of Option Shares available to such Member shall be decreased proportionally to the equity interest in the JV Entity to be sold by such Member to the WFOE II pursuant to (X) above, and (Z) the Company will simultaneously issue to the Proposed Purchaser certain number and class of Shares consistent with such number of Option Shares decreased pursuant to (Y) above provided that the WFOE II shall simultaneously or within a schedule otherwise agreed upon between the WOFE II and such a Member pay the price of the transferred equity interest in full to the Member who transfers the foregoing portion of the equity interest in the JV Entity to the WFOE II;

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(d)    not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or its Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(e)    to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to such Sale of the Company; and

(f)    if the consideration to be paid in exchange for the Shares pursuant to this Section 8 includes any securities and due receipt thereof by any Member would require under applicable Law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Member of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Member in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Member, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Member would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

8.2    Exceptions. Notwithstanding the foregoing, a Member will not be required to comply with Section 8.1 hereof in connection with any proposed Sale of the Company unless:

(a)    any representations and warranties to be made by such Member in connection with the Sale of the Company are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, namely (i) such Member holds all right, title and interest in and to the Shares such Member purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of such Member in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by such Member have been duly executed by such Member and delivered to the acquirer and are enforceable against such Member in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of such Member’s obligations thereunder, will cause a breach or violation of the terms of any agreement, Law or judgment, order or decree of any court or governmental agency;

(b)    such Member shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Sale of the Company, other than any of the Group Companies (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Member of the Company of any of identical representations, warranties and covenants provided by all Members of the Company);

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(c)    the liability for indemnification, if any, of such Member in the Sale of the Company and for the inaccuracy of any representations and warranties made by the Company in connection with such Sale of the Company, is several and not (i) joint or (ii) joint and several with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Members of the Company of any of identical representations, warranties and covenants provided by all Members of the Company), and is pro rata in proportion to the amount of consideration paid to such Member in connection with such Sale of the Company (in accordance with the provisions of the Memorandum and Articles of Association);

(d)    liability shall be limited to such Member’s applicable share (determined based on the respective proceeds payable to each Member of the Company in connection with such Sale of the Company in accordance with the provisions of the Memorandum and Articles of Association) of a negotiated aggregate indemnification amount that applies equally to all Members of the Company but that in no event exceeds the amount of consideration otherwise payable to such Member in connection with such Sale of the Company, except with respect to claims related to fraud by such Member, the liability for which need not be limited as to such Member;

(e)    upon the consummation of the Sale of the Company, (i) each holder of each class or series of Shares will receive the same form of consideration for their Shares of such class or series as is received by other holders in respect of their Shares of such same class or series, (ii) each holder of a series of Preference Shares and each Option Holders will receive the same amount of consideration per Preference Share or per Option Share of such series as is received by other holders in respect of their Preference Shares or Option Shares of such same series, (iii) each holder of Ordinary Shares will receive the same amount of consideration per Ordinary Share as is received by other holders in respect of their Ordinary Shares, and (iv) unless the Majority Investors and the Series D Preference Supermajority elect otherwise by written notice given to the Company at least five (5) days prior to the effective date of any such Sale of the Company, the aggregate consideration receivable by all holders of Preference Shares, Options and Ordinary Shares shall be allocated among the holders of Preference Shares, Options and Ordinary Shares on the basis of the relative liquidation preferences to which the holders of each respective series of Preference Shares, the Option Holders and the holders of Ordinary Shares are entitled in a Deemed Liquidation Event (assuming for this purpose that the Sale of the Company is a Deemed Liquidation Event) in accordance with the Memorandum and Articles of Association in effect immediately prior to the Sale of the Company; and

(f)    subject to clause (d) above, requiring the same form of consideration to be available to the holders of any single class or series of Shares, if any holders of any Shares are given an option as to the form and amount of consideration to be received as a result of the Sale of the Company, all holders of such class or series of Shares will be given the same option.

8.3    Restrictions on Sales of Control of the Company. No Member shall be a party to any Share Sale unless all holders of Preference Shares and Option Holders are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Memorandum and Articles of Association in effect immediately prior to the Share Sale (as if such transaction was a Deemed Liquidation Event), unless the Majority Investors and the Series D Preference Supermajority elect otherwise by written notice given to the Company at least five (5) days prior to the effective date of any such transaction or series of related transactions.

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8.4    Termination. The rights and covenants set forth in this Section 8 shall terminate and be of no further force or effect upon the earlier to occur of: (a) the consummation of a Qualified IPO; or (b) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and been fully paid all the distributions pursuant to Article 3.02 of the Memorandum and Articles of Association.

9.    UNDERTAKINGS.

9.1    Restrictions on Transfers by Founders.

(a)    Each of the Founders and Founder Entities agrees that, without the prior written approval of the Board, including the approval of each of the Preference Directors (or the Majority Investors, in the event that there is no Preference Director in office at such time), in each case, such Founders and/or Founder Entities shall not, directly or indirectly, sell, Transfer, pledge, encumber, hypothecate or otherwise dispose of any Ordinary Shares or other Equity Securities beneficially held by such Founders and/or Founder Entities.

(b)    Notwithstanding the provisions of Section 9.1(a) hereof, subject to Section 5 hereof, each Founder may transfer Ordinary Shares (A) to his or her spouse, parent or child or (B) to trusts for the benefit of such Founder or his or her spouse, parent or child, in each such case, solely for tax planning purposes, it being understood and agreed that for any such transfer to be effective, such Founder must reasonably demonstrate that any proposed transfer meets the foregoing conditions and any such proposed transferee must agree to be bound by all restrictions and obligations applicable to such Founder under the Memorandum and Articles of Association, this Agreement, the other Transaction Agreements and otherwise.

(c)    The restrictions in this Section 9.1 shall not apply to any transfer pursuant to clauses (i) through (iv) of Section 5.4(a) hereof, the Co-Sale Exempt Transfer and the sale of any Ordinary Shares (i) in a Public Offering, (ii) pursuant to a Deemed Liquidation Event or (iii) upon the consummation of a Share Sale, or (iv) pursuant to Section 8 in the Series D+ Share Purchase Agreement II. The restrictions in this Section 9.1 shall terminate and be of no further force or effect upon the earlier to occur of: (i) the consummation of a Qualified IPO; or (ii) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and been fully paid all the distributions pursuant to Article 3.02 of the Memorandum and Articles of Association.

9.2    Full Time Commitment of the Founders. Each Founder warrants, undertakes and covenants to the Investors that, for such time until the date of the consummation of a Qualified IPO, he or she shall commit all of his or her time and efforts to furthering the business of the Group Companies and shall not, without the prior written consent of the Majority Investors, either on his or her own account or through any of his or her Affiliates, or in conjunction with or on behalf of any other Person, carry on or be engaged, concerned or interested, directly or indirectly, whether as shareholder, director, employee, partner, agent or otherwise, carry on any business in direct competition with the business of the Group Companies; provided that such Founder may own, directly or indirectly, solely as an investment, securities of any entity that competes with the business of the Group Company which are traded on any national or international securities exchange if such Founder (A) is not a controlling person of, or a member of a group which controls, such entity, and (B) does not, directly or indirectly, own 2% or more of the outstanding securities of such entity; notwithstanding of the foregoing, the Founders shall comply with restrictions on transfer to Ali’s Competitors pursuant to Section 9.4 hereof. Without prejudice to generality of the foregoing, Tianze ZHANG (张天泽) shall devote his full time and attention to the business of the Group Companies and will use his best efforts to develop the business and interests of the Group Companies until the date of the consummation of a Qualified IPO.

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9.3    Non-Competition Obligation of the Founders.

(a)    Each Founder undertakes to each of the Investors that during the period of his/her employment or service with the Company and for a period of eighteen (18) months after he or she ceases to be an employee, director, officer or a direct or indirect holder of any Equity Securities of any Group Company (whichever is later, unless indicated otherwise below), he or she will not, without the prior written consent of the Majority Investors:

(i)    either on his or her own account or through any of his or her Affiliates, or in conjunction with or on behalf of any other Person, carry on or be engaged, concerned or interested in, or advise or provide service to, directly or indirectly, whether as shareholder, director, employee, partner, agent or otherwise, carry on any business in direct competition with the business of the Group Company; provided that such Founder may own, directly or indirectly, solely as an investment, securities of any entity that competes with the business of the Group Company which are traded on any national or international securities exchange if such Founder (A) is not a controlling person of, or a member of a group which controls, such entity, and (B) does not, directly or indirectly, own 2% or more of the outstanding securities of such entity; notwithstanding of the foregoing, the Founders shall comply with restrictions on transfer to Ali’s Competitors pursuant to Section 9.4 hereof;

(ii)    either on his or her own account or through any of his or her Affiliates or in conjunction with or on behalf of any other Person solicit or entice away or attempt to solicit or entice away from any Group Company, any Person who is or shall at any time within eighteen (18) months prior to such cessation have been a customer, client, representative, agent or correspondent of such Group Company or in the habit of dealing with such Group Company;

(iii)    either on his or her own account or through any of his or her Affiliates or in conjunction with or on behalf of any other Person, employ, solicit or entice away or attempt to employ, solicit or entice away from any Group Company any Person who is or shall have been at the date of or within twelve (12) months prior to such cessation of employment an officer, manager, consultant or employee of any such Group Company whether or not such Person would commit a breach of contract by reason of leaving such employment, it being understood that general advertising or recruiting firms’ efforts that are not targeted specifically at such persons is not a breach of this provision; and

(iv)    neither he or she nor any of his or her Affiliates will at any time hereafter, in relation to any trade, business or company use a name including the words “LinkDoc,” “零氪” or any other words hereafter used by any Group Company in its name or in the name of any of its products, services or their derivative terms, or the Chinese or English equivalent or any similar word in such a way as to be capable of or likely to be confused with the name of any Group Company or the product or services or any other products or services of any Group Company, and shall use all reasonable endeavors to procure that no such name shall be used by any of his or her Affiliates or otherwise by any Person with which he or she is connected.

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(b)    Each and every obligation under this Section 9.3 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such section and any such deletion shall not affect the enforceability of the remainder parts of such section.

(c)    The parties agree that in light of the circumstances, the restrictive covenants contained in this Section 9.3 are reasonable and necessary for the protection of the Group Companies and the members or shareholders of each Group Company, and further agree that having regard to those circumstances such covenants are not excessive or unduly onerous upon the Founders and the Investors. However, it is recognized that restrictions of the nature in question may fail for technical reasons currently unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable, in light of the circumstances, for the protection of the Group Companies or the members or shareholders thereof, but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, such restriction shall apply with such modification as may be necessary to make it valid and effective.

9.4    Restrictions on Cooperation with Ali’s Competitors.

(a)    Without the prior written consent of Ali, the Group Companies, the Founders and the Founder Entities shall not cooperate with the Ali’s Competitors (as defined below) on the aspects of capital cooperation, including but not limited to any creation, authorization or issuance by any Group Company of any stock/equity securities, or any options, warrants or securities that can be converted into the shares or equity interests of the Group Companies to Ali’s Competitors, making available for any Ali’s Competitor to subscribe for newly issued registered capital or to obtain any existing shares/equity interest of any Group Company, any direct or indirect transfer, assignment, pledge of any shares/equity securities of any Group Company or creation of encumbrance on any shares/equity securities of any Group Company by the any Founder or Founder Entity to or in favor of Ali’s Competitors. The rights and covenants set forth in this Section 9.4(a) shall terminate and be of no further force or effect upon the earlier to occur of: (a) failure of Ali to maintain the threshold shareholding percentage as set forth in Section 6.1(f) hereunder for Ali to appoint Ali Director; or (b) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and been fully paid all the distributions pursuant to Article 3.02 of the Memorandum and Articles of Association.

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(b)    Within twenty-four (24) months after the Closing, without the prior written consent of Ali, the shareholders other than the Founders and the Founder Entities (the “Selling Shareholders”) shall not directly or indirectly, transfer, assign or pledge any shares/equity securities of any Group Company to any Ali’s Core Competitor (as defined below) or create any encumbrance on the shares/equity securities of any Group Company in favor of any Ali’s Core Competitor. With respect to (A) any transfer by a Selling Shareholder of any shares or equity interests of any Group Company to any Ali’s Core Competitor during such twenty-four (24) month period after the Closing with prior written consent of Ali, or (B) any transfer by a Selling Shareholder of any shares or equity interest of any Group Company to any Ali’s Core Competitor after twenty-four (24) months after the Closing, Ali and/or its Affiliates shall have the right of first refusal to purchase all or part of the shares or equity interests to be transferred by such Selling Shareholder upon terms and conditions (including the purchase price) no less favorable to such Selling Shareholder than those offered by such Ali’s Core Competitor. In the event that any Selling Shareholder intends to transfer the shares or equity interests held by it in any Group Company to any Ali’s Competitor other than Ali’s Core Competitor within or beyond twenty-four (24) months after the Closing, then Ali and/or its Affiliates shall have the right of first of refusal to purchase all or part of the shares or equity interests to be transferred by such Selling Shareholder upon terms and conditions (including the purchase price) no less favorable to such Selling Shareholder than those offered by any Ali Competitor other than Ali’s Core Competitors. Subject to conditions set forth herein, the Selling Shareholders may transfer any equity interests of the Company now or hereafter held by it to any Ali’s Competitor and Ali’s Core Competitor. This rights and covenants set forth in this Section 9.4(b) shall terminate and be of no further force or effect upon the earlier to occur of: (a) the consummation of an IPO; (b) the failure of Ali to maintain the threshold shareholding percentage as set forth in Section 6.1(f) hereunder for Ali to appoint Ali Director; or (c) a Deemed Liquidation Event whereby all the Investors have fully exercised their liquidation right and been fully paid all the distributions pursuant to Article 3.02 of the Memorandum and Articles of Association.

For the purpose of this Section 9.4, “Ali’s Competitors” at the signing date of this Agreement shall mean (i) Tencent Holdings Ltd.(腾讯控股有限公司), Baidu, Inc., WeDoctor, Ping An Insurance (Group) Company Of China, Ltd., JD.com, Inc., Meituan, ByteDance, and Pinduoduo Inc. (collectively the “Restricted Entities”); (ii) any entity in which any Restricted Entity directly or indirectly holds or Controls no less than 30% shares or equity interests; and/or (iii) any fund which is Controlled by any Restricted Entity and/or the actual Controllers of any Restricted Entity acting as a general partner or fund manager of such fund. “Ali’s Core Competitors” at the signing date of this Agreement shall mean (i) Tencent Holdings Ltd.(腾讯控股有限公司), Baidu, Inc., JD.com, Inc., and ByteDance (collectively the “Core Restricted Entities”), (ii) any entity in which any Core Restricted Entity directly or indirectly holds or Controls no less than 30% shares or equity interests; and/or (iii) any fund which is Controlled by any Core Restricted Entity and/or the actual Controllers of any Core Restricted Entity acting as a general partner or fund manager of such fund. Ali is entitled to update the list of Ali’s Competitors and Ali’s Core Competitors every twelve (12) months after the Closing at its sole discretion and in good faith, provide that in the updated list, Ali’s Competitors shall not exceed eight (8) brands which are specified with their respective Controlling entities to the extent possible in total, and Ali’s Core Competitors shall not exceed four (4) brands which are specified with their respective Controlling entities to the extent possible in total.

10.    CONFIDENTIALITY AND NON-DISCLOSURE.

10.1    Disclosure of Terms. Each party hereto acknowledges that the terms and conditions (collectively, the “Terms”) of this Agreement, the other Transaction Agreements, and all exhibits, restatements and amendments hereto and thereto, including their existence, and all information obtained from any Group Company pursuant to Section 2 hereof (collectively, “Confidential Information”) shall be considered confidential information and shall not be disclosed by it to any third party except in accordance with the provisions set forth below. Each Investor agrees with the Company that such Investor will keep confidential and will not disclose or divulge, any Confidential Information except in accordance with the provisions set forth below.

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10.2    Press Releases. Upon obtaining the prior written consent of Ali, the Company may issue a press release related to such Closing, disclosing that Ali has invested in the Company, provided that (a) the release does not disclose any of the Terms, (b) the press release does not disclose the amount or other specific terms of the investment, and (c) the final form of the press release is approved in advance in writing by Ali mentioned therein. Investors’ names and the fact that Investors are members of the Company can be included in a reusable press release boilerplate statement, so long as each Investor has given the Company its initial approval of such boilerplate statement and the boilerplate statement is reproduced in exactly the form in which it was approved. No other announcement regarding any Investor in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without such Investor’s prior written consent, which consent may be withheld at such Investor’s sole discretion; provided that, if any Investor discloses such Investor’s investment in the Company to third parties or to the public subject to Section 10.3(b) hereof, it will be deemed that such Investor has granted consent to the Company for the announcement purpose hereof and, with respect to the same content included in such Investor’s disclosure, no further prior written consent would be required and in relation thereto the Company may use such Investor’s logo and trademark and may include links to the such Investor’s website (without requiring such Investor’s further consent). Without prejudice to any of the foregoing, without the prior written consent of Ali, none of the Group Companies, the Founders, the Founder Entities, the holder of Ordinary Shares, and the Investors other than Ali shall or shall cause any of its affiliates, (a) use in advertising, publicity, announcements, or otherwise for any marketing, advertising or promotional purposes, in respect of any transaction contemplated by this Agreement or Ali’s subscription of equity interest of the Company, the name of Ali or any of its affiliates, either alone or in combination of, including but without limitation, “阿里巴巴” (Chinese equivalent for “Alibaba”), “蚂蚁”(Chinese equivalent for “Ant”), “蚂蚁金服”(Chinese equivalent for “Ant Financial”), “淘宝” (Chinese equivalent for “Taobao”), “ 阿里 ” (Chinese equivalent for “Ali”), “ 全 球 速 卖 通 ” (Chinese brand for “AliExpress”),“淘” (Chinese equivalent for “Tao”), “天猫” (Chinese equivalent for “Tmall”), “优酷” (Chinese equivalent for “YOUKU”), “土豆” (Chinese equivalent for “TUDOU”), “阿 里文学” (Chinese equivalent for “Alibab Literature”), “一淘” (Chinese equivalent for “eTao”), “ 聚划算 ” (Chinese equivalent for “Juhuasuan”), “ 阿里妈妈 ” (Chinese equivalent for “Alimama”), “阿里云” (Chinese equivalent for “Aliyun”), “云 OS” (Chinese equivalent for “YunOS”), “万网” (Chinese brand for “HiChina”), “飞猪” (Chinese equivalent for “Fliggy’), “口碑” (Chinese equivalent for “Koubei’”), “虾米” (Chinese equivalent for “Xiami”), “余额宝” (Chinese equivalent for “Yu’e Bao”), “支付宝” (Chinese brand for “Alipay”), “小微金服” (Chinese equivalent for “Xiao Wei Jin Fu”), “1688”, “阿里通信” (Chinese equivalent for “AliTelecom”), “阿里健康” (Chinese equivalent for “AliHealth”), “九游” (Chinese equivalent for “9Game”), “钉钉” (Chinese equivalent for “Ding Talk”) , “芝麻信用” (Chinese equivalent for “Zhima Credit”), “花呗” (Chinese equivalent for “HUABEI”), “网商银行” (Chinese equivalent for “MYbank”) “来往” (Chinese equivalent for “Laiwang”), “Alibaba”, Taobao”, “Ali”, “AliExpress”, “Tao”, “Tmall”, “eTao”, “Juhuasuan”, “Alimama”, “Aliyun”, “YunOS”, “HiChina”, “Koubei”, “Xiami”, “Alipay”, “Xiao Wei Jin Fu”, “Laiwang”, the associated devices and logos of the above brands (including but not limited to the smiling face device of Alibaba Group, the cow device of Alibaba.com, ant device of Taobao, Tao doll device of Taobao, cat device of Tmall, Juxiaomeng device of Juhuasuan, lion device of Alipay and Zhixiaobao device of Alipay) or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Ali or any of its affiliates, or (b) represent, directly or indirectly, that any products or services provided by any Group Company have been approved or endorsed by Ali or any of its affiliates. Each Group Company hereby grants Ali or its affiliates license to use any Group Company’s company name, trade name, trademark, service mark, domain name, device, design and/or symbol in its respective marketing materials. If Ali or its affiliates have to use each Group Company’s company name, trade name, trademark, service mark, domain name, device, design and/or symbol, they must identify the rights held by each Group Company in relation to the company name, trade name, trademark, service mark, domain name, device, design and/or symbol. The rights and obligations of each party under this Section 10.2 shall survive the termination of this Agreement.

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10.3    Permitted Disclosures. Notwithstanding anything in the foregoing of this Section 10 to the contrary,

(a)    the Company may disclose any of the Terms to its current or bona fide prospective investors, directors, officers, employees, members, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations imposed by professional ethics, Law or otherwise;

(b)    each Investor (and its fund manager) may, without disclosing the identities of the other Investors or the Terms of their respective investments in the Company without their consent, disclose such Investor’s investment in the Company to third parties or to the public at its sole discretion and in relation thereto may use the Company’s logo and trademark and may include links to the Company’s website (without requiring the Company’s further consent), provided that such Investor shall timely inform the Company of such disclosure. If it does so, the other parties shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such Investor;

(c)    each Investor shall have the right to disclose:

(i)    any information to such Investor’s Affiliate or fund manager, or prospective transferee, such Investor’s and/or its fund manager’s and/or its Affiliate’s and/or prospective transferee’s legal counsel, fund manager, auditor, insurer, accountant, consultant, bank, investment bank or other professional consultants or to an officer, director, general partner, limited partner, fund manager, shareholder, investment counsel or advisor, or employee of such Investor, fund manager, or Affiliate or any of their respective investors or Affiliates; provided, however, that such counsel, auditor, insurer, accountant, consultant bank, investment bank, or other professional consultant,, officer, director, general partner, limited partner, fund manager, shareholder, investment counsel or advisor, or employee or prospective transferee shall be advised of the confidential nature of the information or are under appropriate non-disclosure obligation imposed by professional ethics, Law or otherwise;

(ii)    any information for fund and inter-fund reporting purposes;

(iii)    subject to Section 10.4 below, any information as required by Law, government authorities, exchanges and/or regulatory bodies, including by the Hong Kong Securities and Futures Commission, the PRC Securities and Regulatory Commission or the SEC (or equivalent for other venues); and/or

(iv)    any information to bona fide prospective purchasers/investors of any share, security or other interests in the Company, and

(v)    any information contained in press releases or public announcements of the Company pursuant to Section 10.2 hereof; and

(d)    the confidentiality obligations set out in this Section 10 do not apply to:

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(i)    information which was in the public domain or otherwise known to the relevant party before it was furnished to it by another party hereto or, after it was furnished to that party, entered the public domain otherwise than as a result of (1) a breach by that party of this Section 10 or (2) a breach of a confidentiality obligation by the discloser, where the breach was known to that party;

(ii)    information the disclosure of which is necessary in order to comply with any applicable Law, the order of any court, the requirements of a stock exchange or to obtain tax or other clearances or consents from any relevant authority, provided that such information shall remain confidential to the extent that it has not been disclosed to any third party other than as required by the foregoing clause in this subsection (ii); or

(iii)    the disclosure of information by any Director to its designee or any of its Affiliate or otherwise in accordance with the foregoing provisions of this Section 10.3.

10.4    Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation pursuant to securities Laws and regulations) to disclose the existence of this Agreement or any Terms or other Confidential Information in contravention of the provisions of this Section 10, such party (the “Disclosing Party”) shall if and to the extent that it can lawfully do so provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

11.    ADDITIONAL COVENANTS.

11.1    Confidential Information and Inventions Assignment Agreement. The Company will cause each Person now or hereafter employed or engaged by it or by any other Group Company (or engaged by the Company or any other Group Company as a consultant/independent contractor) with access to confidential information and/or trade secrets, or performing services that consist of the development of technology, to enter into a customary nondisclosure and proprietary rights assignment agreement or an employment or consulting agreement containing substantially similar terms in the form reasonably satisfactory to the Majority Investors.

11.2    Tax Covenants. The Group Companies undertake to the Investors that:

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(a)    Immediately after the Closing, the Company will not be a “controlled foreign corporation” (“CFC”) within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”). The Company shall make due inquiry with its tax advisors on at least an annual basis regarding the Company’s status as a CFC and regarding whether any portion of the Company’s income is “subpart F income” (as defined in Section 952 of the Code) (“Subpart F Income”). The Investors shall reasonably cooperate with the Company to provide information about the Investors and their respective partners in order to enable the Company’s tax advisors to determine the status of each Investor and/or any of such Investor’s partners as a “United States Shareholder” within the meaning of Section 951(b) of the Code. No later than two (2) months following the end of each Company’s taxable year, the Company shall provide the following information to the Investors: (i) the Company’s capitalization table as of the end of the last day of such taxable year, and (ii) a report regarding the Company’s status as a CFC. In addition, the Company shall provide the Investors with access to such other Company information as may be necessary for the Investors to determine the Company’s status as a CFC and to determine whether an Investor or any of an Investor’s partners is required to report its pro rata portion of the Company’s Subpart F Income on its United States federal income tax return, or to allow each Investor or each Investor’s partners to otherwise comply with applicable United States federal income tax Laws. For purposes of the foregoing, (i) the term “the Investor’s partners” shall mean an Investor’s partners and/or members and any direct or indirect equity owners of such partners and/or members, and (ii) the “Company” shall mean the Company and any of its direct or indirect Subsidiaries. The Company and the shareholders of the Company shall not, without the written consent of the Investors, issue or transfer stock in the Company to any investor if following such issuance or transfer the Company, in the determination of counsel or accountants for the Investors, would be a CFC. In the event that the Company is determined by the Company’s tax advisors or by counsel or accountants for any Investors to be a CFC, the Company agrees to use commercially reasonable efforts to avoid generating Subpart F Income.

(b)    The Company has never been, and, to the best of its knowledge after consultation with its tax advisors, will not be with respect to its taxable year during which the Closing occurs, a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. The Company shall use commercially best efforts to (i) avoid it or any of its Subsidiaries being a PFIC and (ii) minimize the amount of income inclusion under Section 1293 of the Code in the event it or a Subsidiary should be a PFIC for any taxable year. In connection with a “Qualified Electing Fund” election made by any Investor or any of an Investor’s partners pursuant to Section 1295 of the Code or a “Protective Statement” filed by such Investor or any of such Investor’s partners pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to such Investor in the form provided in Exhibit C hereto (or in such other form as may be required to reflect changes in applicable Law) as soon as reasonably practicable following the end of each taxable year of the Company (but in no event later than ninety (90) days following the end of each such taxable year), and shall provide such Investor with access to such other Company information as may be required for purposes of filing U.S. federal income tax returns of such Investor or such Investor’s partners in connection with any such Qualified Electing Fund election or Protective Statement.

(c)    The Company shall take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times the Company is classified as a corporation for United States federal income tax purposes. The Company shall make due inquiry with its tax advisors (and shall cooperate with the Investor’s tax advisors with respect to such inquiry) on at least an annual basis regarding whether any Investor or any of the Investor’s partners are subject to the reporting requirements of either or both of Sections 6038 and 6038B of the Code (and the Company shall duly inform the Investors of the results of such determination), and in the event that any Investor or any of an Investor’s partners are determined by the Company’s tax advisors or such Investor’s tax advisors to be subject to the reporting requirements of either or both of Sections 6038 and 6038B, the Company agrees, upon a request from such Investor, to provide such information to such Investor as may be necessary to fulfill such Investor’s or such Investor’s partner’s obligations thereunder.

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(d)    The Company shall provide prompt notice to each Investor following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by any Investor, the Company shall provide such Investor with a written statement informing such Investor whether such Investor’s interest in the Company constitutes a United States real property interest. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to an Investor shall be delivered to such Investor within ten (10) days of such Investor’s written request therefor. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s shares may be regularly traded on an established securities market or the fact that there are no Preference Shares then outstanding.

11.3    Regulatory Filings. Each of the Group Companies, the Founders and the Ordinary Shareholder shall use best efforts to duly complete all filings and registrations with the PRC authorities as required by the applicable Laws and regulations that is applicable to him/her/it, including but not limited to the relevant filing and registrations with the Ministry of Commerce, the Ministry of Industry and Information Technology, the State Administration for Market Regulation, the State Administration of Foreign Exchange, the tax bureau, the customs authority and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

11.4    Transaction Agreements. The Founders and Ordinary Shareholder each will use all reasonable endeavors to take all actions necessary to cause the Founder Entities, the Ordinary Shareholder, the Company and each other Group Company that is a party to the Transaction Agreements to abide by and perform all the obligations of the Company and such Group Companies set forth in the Transaction Agreements.

11.5    Charter Documents. The Company and the Members each agrees to comply with and abide by the provisions of the Memorandum and Articles of Association, including without limitation, the protective provisions set forth in Article 3.05 therein. The Company shall not, and no Member shall cause or authorize the Company to, take any action in contravention of the Memorandum and Articles of Association or avoid or seek to avoid the observance or performance of any of the terms of the Memorandum and Articles of Association. Each Member agrees to in good faith assist in the carrying out of the terms of the Memorandum and Articles of Association and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Members of the Company set forth in the Memorandum and Articles of Association against wrongful impairment.

11.6    Anti-Corruption Compliance. None of the Group Companies, nor any Person acting on its or their behalf (“Representatives”), will take any action, directly or indirectly, with respect to itself or its operations or any of its investments, or any transaction contemplated by this Agreement, in furtherance of any offer, gift, payment, promise to pay or authorization or approval of any Prohibited Payment and will otherwise comply with all applicable anti-corruption Laws of the PRC, the United States, Cayman Islands and Hong Kong SAR. Each Group Company further undertakes:

(a)    that it will use best endeavors to establish sufficient internal controls and procedures to ensure that all Group Companies and the Representatives are acting in accordance with the United States Foreign Corrupt Practices Act, as amended (“FCPA”), if applicable, and the PRC, Cayman Islands and Hong Kong SAR applicable anti-corruption Laws as soon as practicable;

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(b)    that it will review and assess such internal controls and procedures on a periodic basis to ensure that they remain effective;

(c)    that it will conduct reasonable diligence on third-parties it engages and payments in order to ensure that they will act in accordance with the FCPA and the PRC, Cayman Islands and Hong Kong SAR applicable anti-corruption Laws;

(d)    that it will implement and enforce a strict anti-corruption policy which prohibits any and all forms of bribes or Prohibited Payments and gifts, travel and entertainment policies, including implementing appropriate incentives and disciplinary measures to enforce compliance with such policy;

(e)    that it will conduct periodic training and certification for all directors, officers, relevant employees, and, where appropriate, agents and business partners on anti-corruption compliance;

(f)    that it will implement financial and accounting procedures designed to ensure that each such Group Company maintains a system of internal accounting controls and makes and keeps accurate books, records, and accounts;

(g)    that it will assign responsibility for the oversight and implementation of the compliance program to one or more specific senior executives and that those executives will have appropriate authority, adequate autonomy from management and sufficient resources to ensure that the Group Company’s compliance program is implemented effectively;

(h)    that no Group Company nor any Representative shall take any actions in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Official or to any other Person while knowing that all or some portion of such money or value will be offered, given or promised to an Official for the purpose of obtaining or retaining business or securing any improper advantage;

(i)    that each Group Company will notify Investors of any credible allegations or evidence of corruption or violations of any applicable anti-corruption Laws of the PRC, the United States, Cayman Islands and Hong Kong SAR, including but not limited to the FCPA;

(j)    that the Group Companies will engage a reputable law firm, acceptable to the Majority Investors, to assist in the implementation and compliance with the anti-corruption measures referenced in this Section 11.6;

(k)    that each Group Company will indemnify and hold the Investors harmless from and against any and all claims, losses or damages directly arising from any breach by any Group Company or any Representatives of this Section 11.6;

(l)    that none of the proceeds from the issuance and sale of the Company’s any series of Preference Shares or Options, nor any funds of any Group Company, will be used to benefit an Official or to make a Prohibited Payment;

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(m)    that no Group Company will maintain any account from which any cash inflow or outflow is not properly documented and reflected in such Group Company’s books; and

(n)    that no personal funds may be used in furtherance of any offer, gift, payment, promise to pay or authorization or approval of any Prohibited Payment in connection with any Group Company business or transactions.

11.7    SAFE Regulations. If any holder or beneficial owner of any Equity Securities of a Group Company is a “Domestic Resident” as defined in the SAFE Circular 37 shall comply with the registration requirements under SAFE Circular 37 or any successor thereto, if applicable, in relation to the transactions contemplated under the Transaction Agreements. To the best knowledge of each of the Founders and the Ordinary Shareholder and any and all direct and indirect holders of Ordinary Shares who are PRC domestic residents, there exist no grounds on which any of the Group Companies or the Investors may be subject to liability or penalties for failure or defect of registration, misrepresentation or failure to disclose material information to any applicable Governmental Authority, including without limitation the SAFE or its local branches. All the application materials which have been or will be submitted to the Governmental Authority to obtain or complete the above registrations, filings and approvals contain no material error, misstatement or fraudulent information. Each of the Founders, the Ordinary Shareholder and the Group Companies hereby agrees to use his, her or its best efforts to cause each shareholder and all future shareholders of the Company and offshore Subsidiaries to comply on a continuing basis, if applicable, with SAFE Circular 37, and the rules, regulations, measures and notices promulgated thereunder, provisional, final or otherwise, as amended from time to time. Each Group Company, as applicable, shall use its best efforts to cause all future shareholders of the Company who are PRC domestic residents to comply with the applicable registration requirements under SAFE Circular 37 or any successor thereto in connection with any and all equity awards the Group Companies may grant from time to time.

11.8    Compliance with Law. Each of the Group Companies shall, and the Founders shall use best efforts to cause each of the Group Companies to, conduct their respective business in compliance in all applicable Laws, including but not limited to Laws regarding fair competition, corporate registration and filing, import and export, customs administration, intellectual property rights, labor and social welfare, and taxation, and obtain, make and maintain in effect all consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of such Group Company and its Subsidiaries as presently conducted and proposed to be conducted in accordance with applicable Laws.

11.9    Employment Agreements. Each Founder and each other officer and/or key employee of any Group Company shall, as a condition of his or her employment or continued employment, be required to enter into a written employment agreement with such Group Company in a form approved by the Compensation Committee, which agreement shall provide, among other things, for appropriate representations and warranties by the employee, including without limitation representations and warranties as to no conflicts with prior employers, term of commitment and the non-solicitation and non-competition covenants during his/her employment and for eighteen (18) months after the termination of the employment relationship with the applicable Group Company.

11.10    Restrictions Imposed On Future Equity Issuances. The Company shall condition each issuance of Ordinary Shares (or an option or warrant therefor) after the date of this Agreement (other than Ordinary Shares issued upon conversion of any Preference Shares or Option) on the holder of such Ordinary Shares (or option or warrant therefor) entering into a written agreement with the Company that contains rights of first refusal in favor of the Company and the Investors, and transfer restrictions, substantially the same as those set forth in Sections 5 and 9.1 of this Agreement.

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11.11    Control Agreements. The Founders, the Founder Entities, the Ordinary Shareholder, and the Group Companies shall use all reasonable endeavors to ensure that each party to the relevant Control Agreements fully perform its/his respective obligations thereunder and carry out the terms and the intent of the Control Agreements. Any termination, or material modification or waiver of, or material amendment to any Control Agreements shall require the written consent of the Majority Investors and the Series D Preference Supermajority; provided that if any termination, or material modification or waiver of, or material amendment to any Control Agreements in relation to the JV Entity would materially adversely affect the rights of the Option Holders under the Option Agreements, the written consent of the Series D+ Option Majority shall also be required, provided further that, such consent of the Series D+ Option Majority shall not be unreasonably withheld. If any of the Control Agreements becomes illegal, void or unenforceable under the PRC Laws after the date hereof, the Parties (other than the Investors) shall devise a feasible alternative legal structure reasonably satisfactory to the Majority Investors and Series D Preference Supermajority which gives effect to the intentions of the parties in each Control Agreement and the economic arrangement thereunder as closely as possible; provided that if such devised alternative legal structure in relation to the JV Entity would adversely affect the rights of Option Holders under the Option Agreements, such devised alternative legal structure shall also be consented by the Series D+ Option Majority, provided further that, such consent of the Series D+ Option Majority shall not be unreasonably withheld. In the event that, (a) upon any change of Laws or policy which may result in the invalidity or unenforceability of the Control Agreements, the Board, including the affirmative votes of all the Preference Directors, determines in good faith that there is no other reasonable alternative to accomplish the purposes of the Control Agreements, or (b) there is any termination, amendment (only if such amendment adversely affects the Company’s control over, or its beneficial interests, in any of the Group Companies) or material breach of any of the Control Agreements by the Founders, the Founder Entities, the Ordinary Shareholder, or any Group Companies without the Majority Investors’, Series D Preference Supermajority’s and the Series D+ Option Majority’s prior consent and the Founders, the Founder Entities, the Ordinary Shareholder, or any Group Companies, as the case may be, fail to undo the termination or amendment or cure the material breach, as applicable, within thirty (30) days after receipt of written notice from the Majority Investors, the Series D Preference Supermajority and the Series D+ Option Majority, demanding such then, upon receiving a notice signed by the Majority Investors and the Series D Preference Supermajority if the Majority Investors and Series D Preference Supermajority have known such termination or amendment or the material breach, the Company shall repurchase, on the date of three months following the Company’s receipt of such written repurchase request (the “Repurchase Date”), from each Investor any number of such series of Preference Shares or Options that such Investor requests to be repurchased to the extent that such Preference Shares or Options have not been previously repurchased or such Preference Shares or Option Shares have not been previously converted into Ordinary Shares at least three (3) days prior to the applicable Repurchase Date, at a per share price that is equal to the sum of (aa) the Original Issue Price, (bb) with respect to the Series D+ Preference Shares and Option Shares, a 10% per annum interest compounded annually accruing on the Original Issue Price from the applicable Original Issue Date for the Series D+ Preference Shares and Option Shares; with respect to the Series D Preference Shares, a 10% per annum interest compounded annually accruing on the Original Issue Price from the applicable Original Issue Date for the Series D Preference Shares; with respect to the Series C Preference Shares, a 10% per annum interest compounded annually accruing on the Original Issue Price from the applicable Original Issue Date for the Series C Preference Shares; with respect to the Series B Preference Shares, a 10% per annum interest compounded annually accruing on the Original Issue Price from the applicable Original Issue Date for the Series B Preference Shares, or, with respect to the Series A Preference Shares, a 8% per annum interest compounded annually accruing on the applicable Original Issue Price from the applicable Original Issue Date for the Series A Preference Shares, and (cc) if any, the amount of all declared but unpaid dividends thereon. For avoidance of doubt, this Section 11.11 shall be subject to the term and conditions set forth under Article 3.07 of the Memorandum and Articles of Association.

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11.12    Stock Option Plan.

(a)    Unless otherwise approved by the Compensation Committee, all shares, options or other securities or awards granted or issued under the Equity Plan shall vest as follows: twenty five percent (25%) thereof vest at the first anniversary of the vesting commencement date with the remaining vesting evenly in monthly installments over the next thirty-six (36) months.

(b)    No issuance or grants will be made under any Equity Plan unless such Equity Plan contains terms and conditions reasonably satisfactory to the Compensation Committee. As a condition to the issuance of any shares issued under the Equity Plan, the Company shall use commercially reasonable efforts to cause the optionee to enter into this Agreement as an Ordinary Shareholder or an agreement substantially similar thereto unless otherwise agreed by the Compensation Committee and comply with all terms and conditions under the applicable option agreement and the Equity Plan. Any attempt to exercise any option or other security granted or issued under the Equity Plan in contravention of this paragraph shall be null, void and without effect.

11.13    Voting of ABG and CENOVA. ABG and CENOVA hereby agree and covenant to the other Parties hereto that they shall exercise their voting rights with respect to all the Shares held by them in the same manner.

11.14    Onshore Transfer. Upon the request of any Investor after the Closing, the Founders and other existing shareholders of the Domestic Company shall, and the Group Companies and the Founders shall procure all the existing shareholders of the Domestic Company to, as soon as practicable and in any event within thirty (30) business days upon request from such Investor, (i) transfer on a pro rata basis in proportion to their respective equity interests in the Domestic Company to the Person designated by such Investor (the “Investor Nominee”) for nil consideration so that the Investor Nominee shall own the same percentage of equity interests of the Domestic Company as that of the Company held by such Investor at the time of such request, and the Investor Nominee shall be duly registered with the applicable Administration for Market Regulation as a shareholder of the Domestic Company and the copies of updated articles of association, register of members and certificates of capital contribution of the Domestic Company reflecting the completion of such onshore transfer shall be then delivered to such Investor to its reasonable satisfaction (the “Onshore Transfer”); and (ii) amend the Control Agreements to reflect the completion of the Onshore Transfer and add the Investor Nominee as a party to the Control Agreements (collectively, the “Amended and Restated Control Agreements”), and duly register the pledge of equity interest held by the Investor Nominee in the Domestic Company pursuant to the Amended and Restated Control Agreements with the applicable Administration for Market Regulation in a way satisfactory to the Investors and with the proof documents being delivered to the Investors in any event within three (3) months after the completion of the Onshore Transfer.

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11.15    Internal Control System. The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets the standards of good practice generally applied to other companies in the similar industry and incorporated in the same jurisdictions where each such Group Company is incorporated and is reasonably satisfactory to the Majority Investors to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the accounting standards approved by the Majority Investors and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

11.16    Intellectual Property Protection. Except with the written consent of the Majority Investors, the Group Companies shall take all reasonable steps to protect their respective material intellectual property rights, including without limitation (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each employee and consultant of each Group Company to enter into an employment agreement in form and substance reasonably acceptable to the Majority Investors, a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a period of eighteen (18) months after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company, in each case in form and substance reasonably acceptable to the Majority Investors.

11.17    Restructuring. If an entity other than the Company shall be used as the listing vehicle (the “Other Listing Vehicle”) for any Public Offering of any debt or Equity Securities of the Company and/or other Group Companies, each of the parties hereto shall procure, cause and permit the Group Companies to consummate any merger, consolidation, reorganization, restructuring and other arrangements (the “Restructuring”) so that each Investor will hold equity interest in the Other Listing Vehicle in the same proportion to the Equity Securities held by such Investor immediately prior to the Restructuring in the Company on an as-converted and fully-diluted basis, provided that each Investor shall enjoy all the rights, interest and benefits (including the preferences of excising any rights, interest and benefits) in such Other Listing Vehicle substantially the same as the terms granted to such Investors in the Company to the extent legally permissible, and that the transaction documents and the governing documents in relation to the Other Listing Vehicle shall be executed in the form and substance to the reasonable satisfaction of the Majority Investors and the Series D Preference Supermajority. If, before the exercise of the Option, in any of the following events (each, the “JV Entity Restructuring”): (i) there is any actual or threatened voluntary or involuntary event of a liquidation, dissolution or winding up of the JV Entity or any actual or threatened event similar to the Deemed Liquidation Event but applicable to the JV Entity only and as a result of which 100% of JV Entity’s equity interest held by the Investors will be transferred or deregistered, or (ii) any of JV Entity’s equity interest held by an Investor will be disposed of or otherwise transferred due to the performance or enforcement of any JV Control Agreements and such an Investor does not exercise its Option under the Option Agreement in this scenario, each of the parties hereto shall procure, cause and permit the Group Companies to consummate any merger, consolidation, reorganization, restructuring, share swap and other arrangements as practically as possible so that each Investor who is both a shareholder of the JV Entity and involved in the foregoing event will hold equity interest in another Group Company in the same proportion to the equity interest held by such an Investor in the JV Entity immediately prior to the consummation of the JV Entity Restructuring, on the condition that such Investor will enter into the control agreements (i.e. the exclusive option Agreement, the equity pledge agreement and the shareholders voting rights proxy agreement) on substantially the same terms and conditions as the JV Control Agreements, and will duly register with the applicable PRC Governmental Authority of the equity interest pledges contemplated under these control agreements.

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11.18    Most Favored Nation. If the Company has granted any rights (including the preferences of exercising any rights) to any other existing shareholders that are more favorable than the terms granted to the Series D+ Preference Shareholders and/or Option Holders pursuant to the Transaction Agreements (except for the Existing Transaction Documents), each Series D+ Preference Shareholder and/or Option Holder is entitled to require the Company to extend all such more favorable terms to such Series D+ Preference Shareholder and/or Option Holder, and if any Series D+ Preference Shareholder and/or Option Holder requires so, the Company shall take, and the Founders shall cause the Company to take, all necessary actions to give effect to the foregoing provisions of this Section 11.18. If the Company has granted any rights (including the preferences of exercising any rights) to any other existing shareholders that are more favorable than the terms granted to the Series D Preference Shareholders pursuant to the Transaction Agreements (except for the Existing Transaction Documents), each Series D Preference Shareholder is entitled to require the Company to extend all such more favorable terms to such Series D Preference Shareholder, and if any Series D Preference Shareholder requires so, the Company shall take, and the Founders shall cause the Company to take, all necessary actions to give effect to the foregoing provisions of this Section 11.18. If the Company has granted any rights (including the preferences of exercising any rights) to any other existing shareholders (except for the Series D+ Preference Shareholders and Series D Preference Shareholders and/or Option Holders) that are more favorable than the terms granted to the Series C Preference Shareholders pursuant to the Transaction Agreements (except for the Existing Transaction Documents), each Series C Preference Shareholder is entitled to require the Company to extend all such more favorable terms to such Series C Preference Shareholder, and if any Series C Preference Shareholder requires so, the Company shall take, and the Founders shall cause the Company to take, all necessary actions to give effect to the foregoing provisions of this Section 11.18. If the Company has granted any rights (including the preferences of exercising any rights) to any other existing shareholders (except for the Series D+ Preference Shareholders, Series D Preference Shareholders and Series C Preference Shareholders and/or Option Holders) that are more favorable than the terms granted to the Series B Preference Shareholders pursuant to the Transaction Agreements (except for the Existing Transaction Documents), each Series B Preference Shareholder is entitled to require the Company to extend all such more favorable terms to such Series B Preference Shareholder, and if any Series B Preference Shareholder requires so, the Company shall take, and the Founders shall cause the Company to take, all necessary actions to give effect to the foregoing provisions of this Section 11.18. If the Company has granted any rights (including the preferences of exercising any rights) to any other existing shareholders (except for the Series D+ Preference Shareholders, Series D Preference Shareholders, Series C Preference Shareholders and Series B Preference Shareholders and/or Option Holders) that are more favorable than the terms granted to the Series A Preference Shareholders pursuant to the Transaction Agreements (except for the Existing Transaction Documents), each Series A Preference Shareholder is entitled to require the Company to extend all such more favorable terms to such Series A Preference Shareholder, and if any Series A Preference Shareholder requires so, the Company shall take, and the Founders shall cause the Company to take, all necessary actions to give effect to the foregoing provisions of this Section 11.18.

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11.19    Look-through Principles. Subject to the terms of Section 11.20 hereof, the Parties acknowledge and agree in calculating, determining, performing and enforcing any right, entitlement and obligation of a holder of the Company’s Equity Securities under the Transaction Agreements, each Option Holder (a) shall be treated as if it has fully exercised its Option and converted its equity interest of the JV Entity into the corresponding Series D+ Preference Shares of the Company in accordance with the respective Option Agreement and the Investment Agreement, (b) shall be entitled to the same rights and subject to the same obligations of, and shall rank pari passu with the holders of the Series D+ Preference Shares as provided in the Transaction Agreements and/or the Existing Transaction Documents, and (c) shall not be entitled to any additional benefit, right, entitlement or distribution by the reason of its equity interest in the JV Entity. For the avoidance of doubt, each Option Holder shall be treated on a pari passu basis as the Series D+ Preference Shareholders and shall not receive any of its interest and benefits as provided in the Transaction Agreements and/or the Existing Transaction Documents at such time or prior to or later than, and in such manner more or less favorable than, the Series D+ Preference Shareholders. Without prejudice to the foregoing, before an Option Holder exercises its Option and holds the correspondent Series D+ Preference Shares in the Company, in the event of a liquidation, dissolution, winding up, any Deemed Liquidation Event, dividend distribution, repurchase or similar event of the Company, such an Option Holder shall be entitled to request the WFOE II, the JV Entity or any other Group Company designated by the Company to make the relevant payments in RMB equivalent to amount that it would have been entitled to under this Agreement and the Memorandum and Articles of Association as a holder Series D+ Preference Shares should the Option has been fully exercised.

11.20    No Duplication of Rights. The Parties acknowledge and agree that each Option Holder shall be deemed as, as the case may be, the holders of the corresponding number of Preference Shares issuable upon conversion of the Option held by it, on an as-converted and fully-diluted basis (as if each Option Holder had fully exercised its Option in accordance with the respective Option Agreement and the JV Entity was wholly-owned by the WFOE II) when calculating, determining and performing their respective entitlement to any rights, interests and/or any obligations arising from or attached to such Preference Shares for the purpose of the Transaction Agreements and/or the Existing Transaction Documents, provided, however, that, in no event shall any Option Holder be entitled to any duplication of rights or interests in the Group Companies taken as a whole (including without limitation any economic, voting, governance or other shareholder rights), or receive any duplication of dividend, distribution or other benefit, by reason of its holding of both equity interest in the JV Entity and the Option. Without prejudice to the Section 3.1 of the respective Option Agreement, if and to the extent, a Holder of the Option has exercised any right or received any dividend, distribution, equity purchase price (for its Equity Security in the Company) or other benefit in its capacity as a shareholder of the JV Entity, then it shall be deemed as having irrevocably waved and/or forfeited the right to exercise any equivalent right or receive any equivalent dividend, distribution, equity purchase price (for its Equity Security in the Company) or other benefit in its capacity as a Holder of the Option (whether or not its Option shall be deemed as fully exercised, exercisable or exercised hereunder). Without limiting the generality of the foregoing and without prejudice to the Section 3.1 of the respective Option Agreement, (a) if an Option Holder receives any dividend, distribution, equity purchase price (for its Equity Security in the Company) or other benefit in its capacity as a holder of the equity interest in the JV Entity, such amount shall be deducted from and offset against any amount such Option Holder otherwise may be entitled to receive hereunder whether on the basis that its Option is deemed exercised, exercisable or exercised, and vice versa, and (b) in no event shall the total amount of dividend, distribution, equity purchase price (for its Equity Security in the Company) or other benefit a Holder of Option may receive, whether in its capacity as the Holder of the Option or equity interest in the JV Entity, exceed the total amount it would be entitled to receive as a Holder of Series D+ Preference Shares had its Option been fully exercised. Without prejudice to the foregoing, in terms of the Option Holders’ rights and obligations in the JV Entity, in the event there is a conflict between the Control Agreements on the one part and the Option Agreements and this Agreement on the other part, the Option Agreements and/or this Agreement shall prevail. For the avoidance of doubt, in the event that any right under a JV Control Agreement to which an Option Holder is a party will be exercised or enforced to the effect that any equity interest held by the Option Holder in the JV Entity will be disposed of or otherwise transferred after such exercise or enforcement, the Option Holder or its Designee (as defined in the Option Agreements) may, at its sole discretion, exercise its Option immediately in accordance with the Option Agreement, including but not limited to articles 1.3, 2 and 3 of the Option Agreement. All Parties agree that, in this scenario, the Option Holder’s exercise of such Option shall prevail and the Company shall procure the Group Company (currently the WFOE I) which will exercise or enforce its rights under the JV Control Agreements involved to postpone such exercise or enforcement until the completion of issuance of the Option Shares to such an Option Holder under clause 3.3 of the Option Agreement.

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12.    ASSIGNMENT AND AMENDMENT.

12.1    Assignment.

(a)    AssignmentofInvestors’Rights. The Investors are entitled to transfer the Shares or the Options of the Company owned by them to any third party subject to the terms and conditions of this Agreement and in accordance with the Memorandum and Articles of Association. The rights of each Investor under this Agreement are fully assignable to any Person (including such Investor’s Affiliates) who is acquiring Shares or the Option from such Investor in a transfer but only with respect to the Shares or the Option so transferred; provided, that any such assignee (other than the Company) shall receive such assigned rights, subject to all the terms and conditions of this Agreement, including the provisions of this Section 12, and agree to abide by this Agreement by executing an Adherence Agreement as provided in Section 12.1(b) hereof. For the avoidance of doubt, in the event of any transfer of the Option and the equity interest in the JV Entity by an Investor under this Section 12.1(a), the consents of WFOE I or a Group Company which is a party to the relevant JV Control Agreements then shall be deemed to have been given hereunder, and WFOE I shall, and the Company shall procure, WFOE I or other Group Company which is a party to the relevant JV Control Agreements then, to sign all necessary documents and take all necessary action at the Investor’s request to consummate the transfer of the relevant equity interest held by such Investor in the JV Entity to the relevant transferee, provided that, such relevant transferee, prior to the completion of such transfer, shall have executed documents assuming the obligations of such Investor under the relevant JV Control Agreements with respect to the equity interest to be transferred by such Investor to such transferee.

(b)    Adherence Agreement. For any transfer of Shares or Option to be deemed effective, the transferee shall assume the obligations of the transferor under this Agreement by executing and delivering to the Company an Adherence Agreement substantially in the form attached hereto as Exhibit A (“Adherence Agreement”). Upon the execution and delivery of an Adherence Agreement by any transferee, such transferee shall be deemed to be a Founder, a Founder Entity, an Ordinary Shareholder, or an Investor hereunder, as appropriate. By their execution hereof, each of the parties hereto appoints the Company as its attorney-in- fact for the limited purpose of executing any Adherence Agreement which may be required to be delivered pursuant to this Section 12.1(b).

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12.2    Amendment and Waivers. This Agreement or any term hereof may be amended, modified or terminated only with the written consent of (i) the Company, (ii) the Majority Investors (including the Series D Preference Supermajority), and (iii) the Ordinary Majority. To the extent that any party seeks a waiver of rights from any other party: (i) the rights hereunder of any Group Company may be waived only with the written consent of the Company, (ii) the Majority Investors may waive any of the rights of the Investors hereunder without obtaining the consent of any other Investors, and (iii) the Ordinary Majority may waive any of the rights of the Founders and Ordinary Shareholder hereunder without obtaining the consent of any other Founders or Ordinary Shareholder. Notwithstanding the foregoing, (i) Sections 9.1 to 9.3 hereof may not be amended, terminated or waived without the prior written consent of the Founders; (ii) the written consent or approval of any Founder or Ordinary Shareholder shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to, or affect the rights and obligations under this Agreement of, the Founders or the Ordinary Shareholder, respectively; (iii) if an amendment or waiver affects any Investor, Founder or Ordinary Shareholder in a manner that is different from the effect thereof on all other Investors, Founders or Ordinary Shareholder, as applicable, then the written consent of such Investor, Founder or Ordinary Shareholder, as applicable, shall be required in order for such amendment or waiver to be effective and binding with respect to such Investor, Founder or Ordinary Shareholder, as applicable; (iv) any term or condition set forth in this Agreement may be waived by any waiving party with respect to such party and on such party’s own behalf, without the consent of any other party and no notice of any such waiver need be given by the Company to any non-consenting party. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Any amendment effected in accordance with this Section 12.2 shall be binding upon each party hereto and their respective successors and assigns.

12.3    Future Issuances of Ordinary Shares. The Company shall procure that any and all issuances of Ordinary Shares after the Closing to directors, officers, and holders of any class of securities of the Company after such issuance shall be conditioned on the prior written agreement of the acquirer of such Ordinary Shares to become a party to and to be bound by this Agreement as an “Ordinary Shareholder” as the case may be, and each such acquirer shall become a party to this Agreement as an “Ordinary Shareholder” as the case may be.

13.    INCORPORATION BY REFERENCE

13.1    Incorporation. Article 3.01 (Dividends), 3.02 (Liquidation Rights), 3.06 (Waiver) and 3.07 (Repurchase) of the Memorandum and Articles of Association shall be incorporated by reference into this Agreement and shall to the maximum extent applicable, be enforceable as between the Company and the shareholders and among the shareholders themselves (but not by other parties to this Agreement) as if such provisions were part of this Agreement. For the purpose of this Section 13.1, the definition “Preference D Shares” in those articles incorporated herein shall mean the Series D Preference Shares and, Series D+ Preference Shares.

13.2    Impact of Amendment. Notwithstanding anything to the contrary in this Agreement, (i) any amendment or waiver of any of the foregoing provisions of the Memorandum and Articles of Association may be effected in accordance with the terms of the Memorandum and Articles of Association and applicable Law without regard to any terms of this Agreement (including without limitation the amendment or waiver provisions of this Agreement), (ii) no amendment or waiver of any provision of the Memorandum and Articles of Association shall result in an amendment or waiver of any provision of this Agreement (except that in the case of an amendment or waiver of any of the foregoing provisions of the Memorandum and Articles of Association, such provisions (as amended or waived) shall automatically be incorporated by reference herein as so amended or waived without the necessity of any further action or approval of the parties to this Agreement) and (iii) no amendment or waiver of any provision of this Agreement (including without limitation this Section 13) shall be deemed to effect an amendment or waiver of any provision of the Memorandum and Articles of Association.

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14.    MISCELLANEOUS.

14.1    Opportunity to Retain Counsel. The Founders, the Ordinary Shareholder and the Group Companies each acknowledges that it has had the opportunity to review the Transaction Agreements, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Transaction Agreements with its own legal counsel and other advisors. The Founders and Ordinary Shareholder each acknowledges and agrees that he or she is not relying on any statements or representations of any of the Investors, any legal counsel of the Investors or their agents for legal or other advice with respect to this investment or the transactions contemplated by the Transaction Agreements.

14.2    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal Laws of Hong Kong as such Laws are applied to agreements between Hong Kong residents entered into and to be performed within Hong Kong.

14.3    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. Except as expressly stated otherwise, the rights of the Investors set forth in this Agreement are fully assignable to any Person who holds or is acquiring Preference Shares or Options from the Investors.

14.4    Third Parties. Except as set forth in Section 3.12 hereof, nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

14.5    Entire Agreement. This Agreement, the Memorandum and Articles of Association, the other Transaction Agreements and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof, including but limited to the Original Shareholders Agreement; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of confidentiality and non-disclosure agreements entered into prior to the date of this Agreement, and such confidentiality and non-disclosure agreements shall continue in full force and effect until terminated in accordance with its terms contained therein. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the Constitutional Documents, the terms of this Agreement shall prevail in all respects as regards the Parties, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Constitutional Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to the Constitutional Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective.

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14.6    Notices. Except as may be otherwise provided herein, all notices and other communications given, delivered or made pursuant to this Agreement shall be in writing and shall be deemed effectively given, delivered or made upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by email or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) one (1) Business Day after deposit with an internationally- recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses, facsimile numbers or emails as set forth below. If no facsimile number or email is listed for a party, notices and communications given, delivered or made by facsimile or email, as the case may be, shall not be deemed effectively given, delivered or made to such party. If a notice or other communication is sent via an approach other than email, a copy of such notice shall be sent via email to the recipient.

To the Company:	Attn: Chief Executive Officer 11th Floor, Building A, Sinosteel International Plaza, 8 Haidian Street, Haidian District, Beijing, China Email: tony@linkdoc.com
To the Investors:	The addresses, fax numbers and emails of each Investor set forth on Schedule B.
To the Founders/ Founder Entities/ Ordinary Shareholder
:	c/o Chief Executive Officer 11th Floor, Building A, Sinosteel International Plaza, 8 Haidian Street, Haidian District, Beijing, China Email: tony@linkdoc.com

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 14.6, by giving the other party written notice of the new address in the manner set forth above.

14.7    Legend.

(a)    Each certificate representing Ordinary Shares issued by the Company whose holder is a party to this Agreement shall be endorsed with the following legend in addition to any other legend or legends required by any other Transaction Agreement or by the applicable securities Laws of any jurisdiction and the following legend shall be annotated in the register of members of the Company:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS’ AGREEMENT, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE SHAREHOLDERS, THE COMPANY AND CERTAIN OTHER HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

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(b)    The Founders, Founder Entities and Ordinary Shareholder each agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 14.7(a) hereof to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend referred to in Section 14.7(a) hereof shall be removed upon termination of this Agreement at the request of the holder.

14.8    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party hereto under this Agreement, shall impair any such right, power or remedy of the aggrieved party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by Law or otherwise afforded to the parties shall be cumulative and not alternative.

14.9    Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

14.10    Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

14.11    Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

14.12    Adjustment for Recapitalization. Whenever in this Agreement there is a reference to a specific number or percentage of the Preference Shares or Option Shares, then, upon the occurrence of any Recapitalization, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such Recapitalization.

14.13    Pronouns. All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons may require.

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14.14    Dispute Resolution.

(a)    Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of the relevant parties, then each party to the dispute that is a company shall nominate one (1) authorized officer as its representative. The relevant parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one (1) assistant for each party) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one (1) day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either party to the dispute may begin formal arbitration proceedings to be conducted in accordance with Section 14.14(b) hereof. This procedure shall be a prerequisite before taking any additional action hereunder.

(b)    Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with Section 14.14(a) hereof, such dispute shall be referred to and finally settled by arbitration in Hong Kong at the Hong Kong International Arbitration Centre in accordance with Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 14.14(b), subject to the following: (i) the arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the HKIAC Rules; and (ii) the language of the arbitration shall be English. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Notwithstanding anything in this Agreement or in the HKIAC Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Investor unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Investor or any of its Affiliates to conduct its respective business operations or to make or dispose of any other investments. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. During the course of the arbitral tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

14.15    Termination of Original Shareholders’ Agreement. This Agreement supersedes and replaces the Original Shareholders’ Agreement in its entirety, and such Original Shareholders’ Agreement shall be of no further force or effect upon execution of this Agreement by the parties required to amend and restate the Original Shareholders’ Agreement hereto. Each of the Group Companies and the Investors that is a party to the Original Shareholders’ Agreement hereby expressly consents and agrees to this amendment and restatement of the Original Shareholders’ Agreement and represents and warrants that this Agreement has been duly approved by the parties to the Original Shareholders’ Agreement sufficient to constitute a valid amendment to the Original Shareholders’ Agreement that is binding on all parties to the Original Shareholders’ Agreement.

14.16    Effectiveness. This Agreement shall be effective to all Parties as of the date hereof.

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[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year herein above first written.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

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Schedule A

Definitions

“ABG” shall mean ABG II-SO2 Limited.

“ABG Director” has the meaning given to that term in Section 6.1(d) of this Agreement.

“Adherence Agreement” has the meaning given to that term in Section 12.1(b) of this Agreement.

“Affiliate” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an Investor, shall include any Person who holds shares as a nominee for such Investor, and (c) in respect of an Investor, shall also include (i) any shareholder of such Investor, (ii) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof, (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor or its fund manager, (iv) the relatives of any individual referred to in (ii) above, and (v) any trust Controlled by or held for the benefit of such individuals. For the avoidance of doubt, no Investor shall be deemed to be an Affiliate of any Group Company. With respect to Freesia, the term “Affiliate” shall not include Central Huijin Investment Limited and any of its Subsidiaries, or any Person which would have been considered to be Freesia’s Affiliate due to common Control of such Person and Freesia, whether directly or indirectly, by a governmental authority.

“Agreement” has the meaning given to that term in the introductory paragraph of this Agreement.

“Ali Director” has the meaning given to that term in Section 6.1(f) of this Agreement.

“Ali Observer” has the meaning given to that term in Section 6.2 of this Agreement.

“Ali’s Competitors” has the meaning given to that term in Section 9.4(c) of this Agreement.

“Ali’s Core Competitors” has the meaning given to that term in Section 9.4(c) of this Agreement.

“Ali ROFR Notice” has the meaning given to that term in Section 5.1(c) of this Agreement.

“Ali ROFR Notice Period” has the meaning given to that term in Section 5.1(c) of this Agreement.

“Amended and Restated Control Agreements” has the meaning given to that term in Section 11.14 of this Agreement.

“Articles of Association of JV Entity” has the meaning given to that term in the Series D+ Share Purchase Agreement I.

“as-converted” shall mean as-converted to Ordinary Shares.

“Big Four Accounting Firm” shall mean Deloitte Touche Tohmatsu, Ernst & Young, KPMG, or PricewaterhouseCoopers (or their respective partners and successors).

“Board” shall mean the board of directors of the Company.

“Budget” has the meaning given to that term in Section 2.1(e) of this Agreement.

“Business Day” or “business day” shall mean a day (other than a Saturday or Sunday) on which banks are open for business in Beijing in the PRC, in the State of California in the United States of America, in the Cayman Islands, in Hong Kong and in Singapore.

“CBC” shall mean China Broadband Capital Partners III, L.P.

“CBC Director” has the meaning given to that term in Section 6.1(b) of this Agreement.

“CENOVA” shall mean Shanghai Cenova Xinghe Venture Capital Center, L.P. (上海千骥星鹤创业投资中心(有限合伙)), Shanghai Cenova Kangze Investment Center LL.P (上海千骥康泽投资中心(有限合伙)) and Suzhou Cenova Zekang Investment Center LL.P (苏州千骥泽康投 资中心(有限合伙)).

“CENOVA Observer” has the meaning given to that term in Section 6.2 of this Agreement.

“CFC” has the meaning given to that term in Section 11.2(a) of this Agreement.

“CICC” shall mean CICC Biomedical Fund L.P. (中金启德(厦门)创新生物医药股权投资基金合伙企业(有限合伙)) .

“Closing” has the meaning given to that term in the Series D+ Share Purchase Agreement II.

“Code” has the meaning given to that term in Section 11.2(a) of this Agreement.

“Company” has the meaning given to that term in introductory paragraph of this Agreement.

“Compensation Committee” has the meaning given to that term in Section 6.3 of this Agreement.

“Confidential Information” has the meaning given to that term in Section 10.1 of this Agreement.

“Constitutional Documents” shall mean the constitutional documents of the respective Group Company which may include, as applicable, business license, memoranda and articles of association, by-laws, joint venture contracts and the like.

“Control”, with respect to any party, shall have the meaning given to that term in Rule 405 under the Securities Act, and shall be deemed to exist for any party (a) when such party holds at least twenty percent (20%) of the outstanding voting securities of such third party and no other party owns a greater number of outstanding voting securities of such third party, or (b) over other members of such party’s Immediate Family Members, or (c) when such party possesses the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contractual arrangement or otherwise, or (d) such party possesses the beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person, or power to control the composition of the board of directors or similar governing body of such Person. The terms “Controlling”, “Controlled” and “Controller” have meanings correlative to the foregoing.

“Control Agreements” shall mean (i) the Exclusive Consulting and Service Agreement, Exclusive Call Option Agreement, Equity Pledge Agreement, Shareholders Voting Rights Proxy Agreement and Spousal Consent entered into on February 27, 2015 by and among the WFOE I, the Domestic Company and/or the shareholders of the Domestic Company or the spouse of certain shareholder of the Domestic Company (as applicable), each as may be amended from time to time, (ii) the Tianjin Control Agreements; (iii) the Houpu Control Agreements, (iv) the JV Control Agreements, (v) the Ningxia Control Agreements, and (vi) the Real World Control Agreements.

“Conversion Shares” shall mean Ordinary Shares issuable or issued upon conversion of Preference Shares or Option Shares.

“Co-Sale Exempt Transfer” has the meaning given to that term in Section 5.4(a)(iv) of this Agreement

“Core Restricted Entities” has the meaning given to that term in Section 9.4(c) of this Agreement.

“Damages” shall mean any loss, damage, or liability (joint or several) to which a Party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state Law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, and any Free Writing Prospectus and any issuer information (as defined in Rule 433 promulgated by the SEC under the Securities Act) filed or required to be filed pursuant to Rule 433(d) promulgated by the SEC under the Securities Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities Law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities Law.

“Deemed Liquidation Event” has the meaning given to that term in the Memorandum and Articles of Association.

“Demand Notice” has the meaning given to that term in Section 3.2(a) of this Agreement.

“Derivative Securities” shall mean any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Ordinary Shares, including options and warrants.

“Director” shall mean a member of the Board.

“Disclosing Party” has the meaning given to that term in Section 10.4 of this Agreement.

“Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, or the purchase or redemption of Shares for cash or property other than: (i) repurchases of Ordinary Shares issued to, or held by, Service Providers upon termination of their employment or services at a price no greater than the original purchase price thereof pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Shares in connection with the settlement of bona fide disputes with any Member that are approved by the Board, including the affirmative vote of each of the Preference Directors, or (iii) any repurchase or redemption of Shares pursuant to the Memorandum and Articles of Association.

“Domestic Company” has the meaning given to that term in Schedule B of this Agreement.

“Electing Investor” shall mean each Investor other than Ali who delivers an Other Investor ROFR Notice electing to purchase, upon exercise of such Investor’s Third Refusal Right, at least such Investor’s Pro Rata Share of the Remaining Shares II.

“Equity Plan” shall mean the Company’s equity incentive plan approved by the Board on February 27, 2015, as amended from time to time, pursuant to which, 43,570,953 Ordinary Shares has been reserved for issuance to officers, directors, employees, consultants or Service Providers of the Company.

“Equity Securities” shall mean, with respect to a Person eligible to issue Equity Securities under the jurisdiction where it is incorporated, any shares, share capital, registered capital, ownership interest, equity interest, or other securities of such Person, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person, or any contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder; provided, however, that in the event the IPO occurs in a jurisdiction other than the United States, “Exchange Act” shall mean the Laws of such other jurisdiction that are analogous to the U.S. Securities and Exchange Act of 1934, as amended, if any.

“Excluded Registration” shall mean (i) a registration relating to the sale of securities to employees of the Company or a Subsidiary pursuant to an equity incentive, share option, share purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Ordinary Shares being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered.

“Exempted Securities” has the meaning given to that term in the Memorandum and Articles of Association.

“Existing Transaction Documents” shall mean (i) Series A Share Purchase Agreement; (ii) Series B Share Purchase Agreement; (iii) Series C Share Purchase Agreement, Amended and Restated Warrant to Purchase Preference Shares issued by the Company dated as of June 8, 2018, Convertible Loan Agreement entered by the Domestic Company and certain other parties named therein dated as of September 1, 2017, Supplemental Agreement to Convertible Loan entered by the Domestic Company and certain other parties named therein dated as of June 8, 2018; (iv) Series D Share Purchase Agreement, Warrant to Purchase Preference Shares issued by the Company dated as of June 8, 2018, Convertible Loan Agreement entered by the Domestic Company and certain other parties named therein dated as of June 8, 2018; (v) this Agreement, the Series D+ Share Purchase Agreement I, the Series D+ Share Purchase Agreement II, the Memorandum and Articles of Association, the Investment Agreement. the Option Agreements, Articles of Association of JV Entity and JV Control Agreements.

“FCPA” has the meaning given to that term in Section 11.6(a) of this Agreement.

“Form S-1” and “Form F-1” shall mean such respective forms under the Securities Act as is in effect on the date hereof, or any successor or comparable registration forms under the Securities Act subsequently adopted by the SEC, or in the context of a Public Offering of securities in a jurisdiction other than the United States, the forms analogous thereto under the applicable securities Laws of such jurisdiction.

“Form S-3” and “Form F-3” shall mean such respective forms under the Securities Act as is in effect on the date hereof, or any successor or comparable registration forms under the Securities Act subsequently adopted by the SEC, which permit inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC, or in the context of a Public Offering of securities in a jurisdiction other than the United States, the forms analogous thereto under the applicable securities Laws of such jurisdiction.

“Founder” and “Founder Entity” have the meaning given to that term in introductory paragraph of this Agreement.

“Free Writing Prospectus” shall mean a free-writing prospectus, as defined in Rule 405 under the Securities Act.

“Freesia” shall mean Beijing Freesia Management Consulting Corporation (北京芳盛管理咨询有限责任公司).

“Freesia Observer” has the meaning given to that term in Section 6.2 of this Agreement.

“Fully Exercising Investor” has the meaning given to that term in Section 4.4 of this Agreement.

“fully-diluted” shall mean that the calculation is to be made assuming that all outstanding options (including the Options), warrants and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible), have been so converted, exercised or exchanged.

“Governmental Authority” shall mean (i) any nation, government, federation, province or state or any other political subdivision thereof, or any national, provincial, municipal, local or foreign government or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any Governmental Authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands, Hong Kong or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization, (ii) any public international organization, (iii) any agency, division, bureau, department or other sector of any government, entity or organization described in the foregoing (i) or (ii) of this definition, or (iv) any state-owned or state-controlled enterprise or other entity owned or controlled by any government, entity or organization described in (i), (ii) or (iii) of this definition.

“Governmental Order” shall mean any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Companies” shall mean the Company and any direct or indirect Subsidiary of the Company or any other Group Company, including, but not limited to, the WFOEs, the HK Entity, the PRC Entities and the Houpu Subsidiary, each of such Group Companies being referred to as a “Group Company.”

“Guangzhou Subsidiary” has the meaning given to that term in Schedule B of this Agreement.

“Hebei Subsidiary” has the meaning given to that term in Schedule B of this Agreement.

“Holder” shall mean any Person who holds Registrable Securities of record, whether such Registrable Securities were acquired directly from the Company or from another Holder in a permitted transfer to whom the rights under Section 3 of this Agreement, have been duly assigned in accordance with Section 12.1 of this Agreement; provided, however, that for purposes of this Agreement, a holder of Preference Shares or Options convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided further, that (i) the Company shall in no event be obligated to register Preference Shares, and (ii) Holders of Registrable Securities will not be required to convert their Preference Shares into Ordinary Shares in order to exercise the registration rights granted hereunder, until immediately prior to the declaration or ordering of effectiveness of the registration statement for the offering to which the registration relates.

“HK Entity” has the meaning given to that term in introductory paragraph of this Agreement.

“HKIAC Rules” has the meaning given to that term in Section 14.14(b) of this Agreement

“Hong Kong” shall mean the Hong Kong Special Administrative Region of the PRC.

“Houpu Control Agreements” shall mean the Exclusive Consulting and Service Agreement, Exclusive Call Option Agreement, Equity Pledge Agreement and Shareholders Voting Rights Proxy Agreement entered into on September 4, 2020 by and among the WFOE I, the Domestic Company and Beijing Houpu Pharmaceutical Technology Co., Ltd. (北京厚普医药科技有限公司), each as may be amended from time to time.

“Houpu Subsidiary” shall mean Beijing Houpu Pharmaceutical Technology Co., Ltd. (北京厚普医药科技有限公司).

“IFRS” shall mean the applicable International Financial Reporting Standards as published by the International Accounting Standards Board from time to time.

“Immediate Family Member” shall mean a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Indemnification Agreement” has the meaning given to that term in Section 6.8 of this Agreement.

“Information” has the meaning given to that term in Section 6.6 of this Agreement.

“Initiating Holders” shall mean, collectively, Holders who properly initiate a registration request under Section 3 of this Agreement.

“Investment Agreement” have the meaning given to that term in the Series D+ Share Purchase Agreement I.

“Investor” and “Investors” have the meanings given to those terms in introductory paragraph of this Agreement.

“Investor Nominee” has the meaning given to that term in Section 11.14 of this Agreement.

“Investor ROFR Notice” means the Ali ROFR Notice and/or the Other Investor ROFR Notice.

“Investor ROFR Notice Period” means the Ali ROFR Notice Period and/or the Other Investor ROFR Notice Period.

“IPO” shall mean the Company’s first firm commitment underwritten Public Offering, other than an Excluded Registration.

“JV Control Agreements” shall mean the Exclusive Consulting and Service Agreement, Exclusive Call Option Agreement, Equity Pledge Agreement, Shareholders Voting Rights Proxy Agreement and Loan Agreement entered into on September 4, 2020 by and among the WFOE I, each of Tianjin Jinnan Haihe River CBC IFOF Industrial Fund Partnership, L.P. (天津津南海河宽带智汇产业基金合伙企业(有限合伙)), Shanghai Cenova Kangze Investment Center LL.P (上海千骥康泽投资中心(有限合伙)) and Suzhou Cenova Zekang Investment Center LL.P (苏州千骥泽康投资中心(有限合伙)), CICC and Shenzhen Zhongshenxinchuang Investment Partnership (L.P.) (深圳中深新创股权投资合伙企业(有限合伙)), and/or the JV Entity, each as may be amended from time to time.

“JV Entity” has the meaning given to that term in Schedule B of this Agreement.

“JV Entity Restructuring” has the meaning given to that term in Section 11.17 of this Agreement.

“Key Employees” shall has the meaning given to that term in the Series D+ Share Purchase Agreement II.

“Kuaima Subsidiary” has the meaning given to that term in Schedule B of this Agreement.

“Law” or “Laws” shall mean any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any Governmental Order.

“Lingbo Subsidiary” has the meaning given to that term in Schedule B of this Agreement.

“Lingce Subsidiary” has the meaning given to that term in Schedule B of this Agreement.

“Long Hill” shall mean Long Hill Capital Venture Partners 1, L.P. and HL Plus Holding I Limited.

“Majority Directors” shall mean at least four (4) directors of all the Preference Directors.

“Majority Investors” shall mean collectively, the Series A Preference Majority, the Series B Preference Majority, the Series C Preference Majority, the Series D Preference Majority and the Series D+ Preference Majority.

“Maximum Shares” has the meaning given to that term in Section 5.1(e)(i) of this Agreement.

“Member(s)” have the meanings given to those terms in introductory paragraph of this Agreement.

“MBK” shall mean Lifetech Company Ltd.

“MBK Director” has the meaning given to that term in Section 6.1(e) of this Agreement.

“Memorandum and Articles of Association” shall mean the Sixth Amended and Restated Memorandum and Articles of Association of the Company (as the same shall be amended, or amended and restated, from time to time).

“NEA” shall mean NEA Ventures 2015, L.P. and New Enterprise Associates 15, L.P..

“NEA Director” has the meaning given to that term in Section 6.1(a) of this Agreement.

“New Securities” shall mean any Preference Shares, Ordinary Shares or other Equity Securities of the Company (of any type whatsoever), whether now authorized or not, and any grant or issuance of any options, any exercise of any options, any rights or warrants to purchase such Preference Shares, Ordinary Shares and Equity Securities of the Company (of any type whatsoever) that are, or may become, convertible or exchangeable into such Preference Shares, Ordinary Shares or other voting shares of the Company (of any type whatsoever); provided, however, that the term “New Securities” shall not include (i) Exempted Securities, (ii) Ordinary Shares issued in a Qualified IPO approved by the Board (including the affirmative vote of each of the Preference Directors); (iii) Ordinary Shares or Preference Shares (or options or warrants therefor) issued in connection with equipment leases, loan transactions with commercial lending institutions, in connection with asset, share acquisition or strategic commercial partnership transactions whose primary purpose is other than raising working capital for the Company, each as approved by the Board (including the affirmative vote of each of the Preference Directors); (iv) any Series D+ Preference Shares issued under the Series D+ Share Purchase Agreement, and Conversion Shares issued upon conversion of such Series D+ Preference Shares; and (v) any Option Shares issued upon the exercise of Options according to the relevant Option Agreements, and Conversion Shares issued upon conversion of such Option Shares.

“Ningxia Subsidiary” has the meaning given to that term in Schedule B of this Agreement.

“Ningxia Control Agreements” shall mean the Exclusive Consulting and Service Agreement, Exclusive Call Option Agreement, Equity Pledge Agreement and Shareholders Voting Rights Proxy Agreement entered into on September 4, 2020 by and among the WFOE I, the Domestic Company and the Ningxia Subsidiary, each as may be amended from time to time.

“Non-Disclosing Parties” has the meaning given to that term in Section 10.4 of this Agreement.

“Offer Notice” has the meaning given to that term in Section 4.1 of this Agreement.

“Official” shall mean (a) any officer of a political party or candidate for political office; (b) any officer or employee of a government entity (including any legislative, judicial, executive or administrative department, agency or instrumentality thereof) or a public international organization; (c) any person acting in an official capacity for or on behalf of any such political party, candidate, government or department, agency, or instrumentality, or public international organization.

“Onshore Transfer” has the meaning given to that term in Section 11.14 of this Agreement.

“Options” has the meaning given to that term in the Series D+ Share Purchase Agreement I.

“Option Agreements” has the meaning given to that term in the Series D+ Share Purchase Agreement I.

“Option Holders” has the meaning given to that term in introductory paragraph of this Agreement.

“Option Shares” shall mean up to 13,395,462 Series D+ Preference Shares issuable upon the exercise of Options pursuant to the Option Agreements.

“Ordinary Director” has the meaning given to that term in Section 6.1(g) of this Agreement.

“Ordinary Majority” shall mean the Member(s) of the Company holding more than fifty percent (50%) of the issued and outstanding Ordinary Shares (other than those issued or issuable upon conversion of the Preference Shares).

“Ordinary Shareholder” has the meanings given to those terms in introductory paragraph of this Agreement.

“Ordinary Shares” shall mean the Ordinary Shares of the Company, nominal or par value US$0.00008 per share.

“Original Issue Date” has the meaning given to that term in the Memorandum and Articles of Association.

“Original Issue Price” has the meaning given to that term in the Memorandum and Articles of Association.

“Original Shareholders’ Agreement” has the meaning given to that term in the recitals of this Agreement.

“Other Listing Vehicle” has the meaning given to that term in Section 11.17 of this Agreement.

“Other Investor ROFR Notice” has the meaning given to that term in Section 5.1(e) of this Agreement.

“Other Investor ROFR Notice Period” has the meaning given to that term in Section 5.1(e) of this Agreement.

“Over-Allotment Issuance Shares” has the meaning given to that term in Section 4.4 of this Agreement.

“Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

“PFIC” has the meaning given to that term in Section 11.2(b) of this Agreement.

“PRC” shall mean the People’s Republic of China excluding, for the sole purposes of this Agreement, Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC Entities” have the meanings given to those terms in introductory paragraph of this Agreement.

“PRC GAAP” shall mean the accounting principles generally accepted in the PRC.

“Preemptive Right” has the meaning given to that term in Section 4 of this Agreement.

“Preference Directors” shall mean collectively the Temasek Director, the CBC Director, the ABG Director, the NEA Director and Ali Director; a “Preference Director” shall mean each of the Preference Directors.

“Preference Shares” shall mean the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares and Series D+ Preference Shares.

“Pro Rata Amount” shall mean that portion of the New Securities identified in the Offer Notice which equals the proportion that the Ordinary Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preference Shares, Options and any other Derivative Securities then held, by the relevant Holder of the Preference Shares or Options bears to the total number of Ordinary Shares of the Company then outstanding on an as- converted and fully-diluted basis.

“Pro Rata Share” shall mean a number obtained by multiplying the number of Remaining Shares II available for purchase in connection with the exercise of a Third Refusal Right by a fraction (a) the numerator of which will be the number of Shares (on an as-converted and fully- diluted basis) held by such Investor other than Ali immediately prior to the time the Secondary Notice is delivered by the Company, and (b) the denominator of which will be the total number of Shares (on an as-converted and fully-diluted basis) held, in the aggregate, by all Electing Investors electing to purchase such Remaining Shares II that remain available for purchase (first with respect to all Remaining Shares II and iteratively thereafter with respect to Remaining Shares II available for purchase after each instance in which an Electing Investor has reached its Maximum Share).

“Prohibited Payment” shall mean any offer, gift, payment, promise to pay or authorization of the payment of any money or anything of value, (A) directly or indirectly, to or for the use or benefit of any Official (including to any person or entity while knowing or having reason to know that all or a portion of the payment will be offered, given, or promised to an Official) for the purpose of influencing any act or decision or omission of any Official or in order to obtain, retain or direct business to, or to secure any improper benefit or advantage or (B) which is otherwise in violation of or prohibited by any applicable anti-corruption Laws.

“Proposed Purchaser” has the meaning given to that term in Section 8.1(c) of this Agreement.

“Prohibited Transfer” has the meaning given to that term in Section 5.3(c) of this Agreement.

“Proposed Transfer” shall mean any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbrance of any Transfer Shares (or any interest therein) proposed by any Prospective Transferor, other than any Transfer of Transfer Shares to or by an Investor pursuant to exercise of such Investor’s Right of First Refusal or Right of Co-Sale.

“Proposed Transfer Notice” has the meaning given to that term in Section 5.1(b) of this Agreement.

“Prospective Transferee” has the meaning given to that term in Section 5.1(a) of this Agreement.

“Prospective Transferor” has the meaning given to that term in Section 5.1(a) of this Agreement.

“Protective Statement” has the meaning given to that term in Section 11.2(b) of this Agreement.

“Public Offering” shall mean a sale of Shares to the public in an offering pursuant to (a) a registration statement filed under the Securities Act, or (b) the securities Laws applicable to an offering of its securities in another jurisdiction, pursuant to which such securities will be listed on an internationally-recognized securities exchange.

“Qualified Electing Fund” has the meaning given to that term in Section 11.2(b) of this Agreement.

“Qualified IPO” shall mean an IPO in the United States, or Hong Kong, or in any combination of such jurisdictions, or any other reputable international exchange or quotation system that is approved in writing by the Majority Investors and the Series D Preference Supermajority, with a pre-offering market capitalization of at least one billion and five hundred million US dollars (US$1,500,000,000) and gross proceeds to the Company of no less than two hundred million US dollars (US$200,000,000). Notwithstanding the foregoing, in the event that the Company elects to initiate a Public Offering (subject to the approval in writing by the Majority Investors) prior to March 14, 2023, then the pre-offering market capitalization of the Company shall be at least the product derived from this formula: US$730,000,000×(1+10%)n, where n = the number of actual days elapsed since the Original Issue Date for the Series D Preference Shares till the date of initiation of such Public Offering as proved by the meeting of Members of the Company divided by 365.

“Real World” has the meaning given to that term in Schedule B of this Agreement.

“Real World Control Agreements” shall mean the Exclusive Consulting and Service Agreement, Exclusive Call Option Agreement, Equity Pledge Agreement and Shareholders Voting Rights Proxy Agreement entered into on September 4, 2020 by and among the WFOE I, the Domestic Company and the Real World, each as may be amended from time to time.

“Recapitalization” shall mean any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

“register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement under the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

“Registrable Securities” shall mean (i) Ordinary Shares issued or to be issued upon conversion of any series of the Preference Shares or Options; (ii) Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the foregoing; (iii) any other Ordinary Shares hereafter acquired by any Investor, including Ordinary Shares issued in respect of the Ordinary Shares described in (i) and (ii) above, upon any share dividend, share subdivision, combination of shares, reorganization, reclassification or other similar event; and (iv) any depositary receipts issued by an institutional depositary upon deposit of any of the foregoing. Notwithstanding the foregoing, “Registrable Securities” shall not include any Registrable Securities sold by a Person in a transaction in which rights under Section 3 of the Agreement are not assigned in accordance with this Agreement or any Registrable Securities sold in a Public Offering, whether sold pursuant to SEC Rule 144 or in a registered offering, or otherwise.

“Registrable Securities then outstanding” shall mean Ordinary Shares that are Registrable Securities and are then issued and outstanding or would be outstanding assuming full conversion or exercise of all Registrable Securities which are convertible into or exercisable for Ordinary Shares.

“Remaining Shares I” has the meaning given to that term in Section 5.1(d) of this Agreement.

“Remaining Shares II” has the meaning given to that term in Section 5.1(d) of this Agreement.

“Representatives” has the meaning given to that term in Section 11.6 of this Agreement.

“Repurchase Date” has the meaning given to that term in Section 11.11 of this Agreement.

“Requesting Investor” has the meaning given to that term in Section 2.2 of this Agreement.

“Restricted Entities” has the meaning given to that term in Section 9.4(c) of this Agreement.

“Restructuring” has the meaning given to that term in Section 11.17 of this Agreement.

“Right of Co-Sale” shall mean the right, but not an obligation, of an Investor to participate in a Proposed Transfer on the terms and conditions specified in the Proposed Transfer Notice.

“Right of First Refusal” or “First Refusal Right” shall mean the right, but not an obligation, of Ali, to purchase some or all of the Transfer Shares with respect to a Proposed Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

“SAFE” shall mean the PRC State Administration for Foreign Exchange.

“SAFE Circular 37” shall mean the SAFE Circular on Issues Relating to the Administration of Foreign Exchange of Offshore Investing and Financing through Special Purpose Vehicles and Round-Tripping Investment by PRC Residents (《关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》 [汇发(2014)37号]) issued by the SAFE with effect from July 4, 2014, and 《国家外汇管理局关于进一步简化和改进直接投资外汇管理政策的通知》 [汇发[2015]13号] (the SAFE Circular on Further Simplifying and Improving the Foreign Exchange Administration Policies on Direct Investments [Huifa (2015) No. 13]) issued by SAFE with effect from 1 June 2015, and any applicable Laws of the PRC in force from time to time which operate to restate, amend or repeal the aforesaid SAFE Circular or any part thereof.

“Sale of the Company” shall mean either: (a) a Share Sale or (b) a transaction that qualifies as a Deemed Liquidation Event.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Rule 144” shall mean Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” shall mean Rule 145 promulgated by the SEC under the Securities Act.

“Secondary Notice” has the meaning given to that term in Section 5.1(d) of this Agreement.

“Secondary Refusal Right” shall mean the right, but not an obligation, of the Company to purchase up to all of any Remaining Shares I proposed to be Transferred by a Founder or Founder Entity not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder; provided, however, that in the context of a Public Offering of securities in a jurisdiction other than the United States, “Securities Act” shall mean the securities Laws of such other jurisdiction that are analogous to the U.S. Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts, selling commissions, and share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of one (1) counsel for the selling Holders borne and paid by the Company.

“Selling Holder Counsel” has the meaning given to that term in Section 3.7 of this Agreement.

“Selling Investors” has the meaning given to that term in Section 8.1 of this Agreement.

“Series A Preference Majority” shall mean the Member(s) of the Company holding at least fifty percent (50%) of the issued and outstanding Series A Preference Shares, voting together as a separate class on an as-if converted basis.

“Series A Preference Shares” shall mean the Series A Preference Shares in the share capital of the Company, nominal or par value of US$0.00008 per share, having the rights set forth in the Memorandum and Articles of Association, voting together as a separate class on an as-if converted basis.

“Series A Preference Shareholder(s)” has the meaning given to that term in introductory paragraph of this Agreement.

“Series A Share Purchase Agreement” shall mean the Series A Preference Shares Purchase Agreement entered by the Company and certain other parties named therein dated as of January 9, 2015.

“Series B Preference Majority” shall mean the Member(s) of the Company holding at least seventy percent (70%) of the issued and outstanding Series B Preference Shares.

“Series B Preference Shares” shall mean the Series B Preference Shares in the share capital of the Company, nominal or par value of US$0.00008 per share, having the rights set forth in the Memorandum and Articles of Association.

“Series B Preference Shareholder(s)” has the meaning given to that term in introductory paragraph of this Agreement.

“Series B Share Purchase Agreement” shall mean the Series B Preference Shares Purchase Agreement entered by the Company and certain other parties named therein dated as of December 28, 2015.

“Series C Preference Majority” shall mean the Member(s) of the Company holding at least fifty percent (50%) of the issued and outstanding Series C Preference Shares; provided however, that the definition of “Series C Preference Majority” as referred in Section 7.1 (q), (t) and (u) shall mean the shareholder(s) of the Company holding at least thirty-nine percent (39%) of the issued and outstanding Series C Preference Shares.

“Series C Preference Shares” shall mean the Series C-1 Preference Shares and the Series C-2 Preference Shares.

“Series C-1 Preference Shares” shall mean the Series C-1 Preference Shares in the share capital of the Company, nominal or par value of US$0.00008 per share, having the rights set forth in the Memorandum and Articles of Association.

“Series C-2 Preference Shares” shall mean the Series C-2 Preference Shares in the share capital of the Company, nominal or par value of US$0.00008 per share, having the rights set forth in the Memorandum and Articles of Association.

“Series C Preference Shareholder(s)” has the meaning given to that term in introductory paragraph of this Agreement.

“Series C Share Purchase Agreement” shall mean the Series C Preference Shares Purchase Agreement entered by the Company and certain other parties named therein dated as of March 14, 2017.

“Series D Preference Majority” shall mean the Member(s) of the Company holding more than two-thirds (2/3) of the issued and outstanding Series D Preference Shares.

“Series D Preference Shares” shall mean the Series D Preference Shares in the share capital of the Company, nominal or par value of US$0.00008 per share, having the rights set forth in the Memorandum and Articles of Association.

“Series D Preference Shareholder(s)” has the meaning given to that term in introductory paragraph of this Agreement.

“Series D Preference Supermajority” shall mean the Member(s) of the Company holding more than seventy-five percent (75%) of the issued and outstanding Series D Preference Shares.

“Series D Share Purchase Agreement” shall mean the Warrant and Series D Preference Shares Purchase Agreement entered by the Company and certain other parties named therein dated as of June 8, 2018 and the Amendment to Warrant and Series D Preference Shares Purchase Agreement entered by the Company and certain other parties named therein dated as of September 4, 2020.

“Series D+ Share Purchase Agreement I” shall mean the Option and Series D+ Preference Shares Purchase Agreement entered by the Company and certain other parties named therein dated as of August 21, 2020.

“Series D+ Option Majority” shall mean the Option Holders that are entitled to purchase at least fifty percent (50%) of the Series D+ Preference Shares then available to be purchased under all the Options.

“Series D+ Preference Majority” shall mean the Member(s) of the Company holding at least fifty percent (50%) of the issued and outstanding Series D+ Preference Shares and Option Shares (on an as-exercised basis as if the Options have been fully exercised).

“Series D+ Preference Shares” shall mean the Series D+ Preference Shares in the share capital of the Company, nominal or par value of US$0.00008 per share, having the rights set forth in the Memorandum and Articles of Association.

“Series D+ Preference Shareholder(s)” has the meaning given to that term in introductory paragraph of this Agreement.

“Series D+ Share Purchase Agreement II” has the meaning given to that term in the recitals of this Agreement.

“Service Providers” shall mean employees or directors of, or consultants or advisors to, the Company or any Group Company.

“Share Sale” shall mean a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from members of the Company, Shares representing more than fifty percent (50%) of the outstanding voting power of the Company as approved by the Majority Investors.

“Share Sale and Purchase Agreement” has the meaning given to that term in the recitals of this Agreement.

“Shares” shall mean the Ordinary Shares, Preference Shares and Options, as applicable.

“Standoff Period” shall mean the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days).

“Subpart F Income” has the meaning given to that term in the Section 11.2 of this Agreement.

“Subsidiary” or “subsidiary” shall mean, with respect to any subject entity (the “subject entity”), (i) any company, partnership or other entity (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a 50% interest in the profits or capital of such entity are owned or Controlled, directly or indirectly, by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with IFRS or U.S. GAAP, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the WFOEs, the HK Entity, the PRC Entities and any Subsidiary that the Company may establish or acquire from time to time.

“Superior Registration Rights” has the meaning given to that term in Section 3.11(b) of this Agreement.

“Temasek” shall mean Esta Investments Pte Ltd.

“Temasek Director” has the meaning given to that term in Section 6.1(c) of this Agreement.

“Terms” has the meaning given to that term in Section 10.1 of this Agreement.

“Third Refusal Right” shall mean the right, but not an obligation, of each Investor other than Ali to purchase up to its pro rata portion (based upon the total number of Shares, on an as- converted and fully-diluted basis, then held by all Investors) of any Remaining Shares II proposed to be Transferred by a Founder or Founder Entity not purchased pursuant to the Right of First Refusal and Secondary Refusal Right, on the terms and conditions specified in the Proposed Transfer Notice.

“Tianjin Subsidiary I” has the meaning given to that term in Schedule B of this Agreement.

“Tianjin Subsidiary II” has the meaning given to that term in Schedule B of this Agreement.

“Tianjin Subsidiary III” has the meaning given to that term in Schedule B of this Agreement.

“Tianjin Control Agreements” shall mean the Exclusive Consulting and Service Agreement, Exclusive Call Option Agreement, Shareholders Voting Rights Proxy Agreement entered into on March 18, 2017 by and among the WFOE I, the Tianjin Subsidiary I, the Tianjin Subsidiary II, and the Domestic Company, each as may be amended from time to time, and the Equity Pledge Agreement and Loan Agreement entered into on September 4, 2020 by and among the WFOE I, the Domestic Company, the Tianjin Subsidiary I and/or the Tianjin Subsidiary II, each as may be amended from time to time.

“Transaction Agreements” shall mean this Agreement, the Series D+ Share Purchase Agreement II, the Memorandum and Articles of Association, the Indemnification Agreement, the Share Sale and Purchase Agreement and any other document, certificate, and agreement delivered in connection with the transactions contemplated hereby and thereby, but for avoidance of doubt, excluding the Business Cooperation Agreement (as defined in Series D+ Share Purchase Agreement II).

“Transfer” shall mean any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of, or any other like transfer or encumbrance of any Shares or any interest therein.

“Transfer Shares” shall mean Shares directly or indirectly owned by a Prospective Transferor on or after the date hereof (as adjusted for share dividends, splits, combinations, recapitalizations or similar events and otherwise as provided herein), excluding any Options, Preference Shares or Ordinary Shares issued or issuable upon conversion of Options or Preference Shares.

“U.S.” or “United States” shall mean the United States of America.

“U.S. GAAP” shall mean the accounting principles generally accepted in the United States.

“United States Shareholder” has the meaning given to that term in the Section 11.2(a) of this Agreement.

“WFOE I” has the meaning given to that term in introductory paragraph of this Agreement.

“WFOE II” has the meaning given to that term in introductory paragraph of this Agreement.

“WFOEs” has the meaning given to that term in introductory paragraph of this Agreement.

“Wuxi Subsidiary” has the meaning given to that term in Schedule B of this Agreement.

“Xiamen Subsidiary” has the meaning given to that term in Schedule B of this Agreement.

“Yike Subsidiary” has the meaning given to that term in Schedule B of this Agreement.

Schedule B

Schedule of PRC Entities

No.	Name of PRC Entities	United Social Credit Code (统一社会信用代码)
1.	Ling Ke Technology (Beijing) Co., Ltd. (零氪科技(北京)有限公司) (the “Domestic Company”)	91110108327142377N
2.	Ling Ke Technology (Tianjin) Co., Ltd. (零氪科技(天津)有限公司) (the “Tianjin Subsidiary I”)	91120118MA05L2NQ0R
3.	Ling Ke Medical Intelligent Technology (Guangzhou) Co., Ltd. (零氪医疗智能科技(广州)有限公司) (the “Guangzhou Subsidiary”)	91440101MA59U26H0Y
4.	Yinchuan Ling Ke Medical Internet Co., Ltd. (银川零氪互联网医院有限公司) (the “Ningxia Subsidiary”)	91640100MA76D8QG43
5.	Ling Ke Medical Technology (Tianjin) Co., Ltd. (零氪医疗科技(天津)有限公司) (the “JV Entity”)	91120000MA072MGB6P
6.	Beijing Kuaima Hulian Technology Co., Ltd. (北京快马互联科技有限公司) (“Kuaima Subsidiary”)	91110107330362178B
7.	Real World Medical Technology (Beijing) Co., Ltd. (瑞尔沃德医药科技(北京)有限公司) (“Real World”)	91110108MA00CB0X2T
8.	Lingbo (Beijing) Medical Technology Co., Ltd. (领博(北京)医疗科技有限公司) (the “Lingbo Subsidiary”)	91110105344281707N
9.	Beijing Lingce Smart Technology Center (Limited Partnership) (北京领策智能科技中心(有限合伙)) (the “Lingce Subsidiary”)	91110108MA01AAUM0H
10.	Ling Ke Hebei Xiong’an Technology Co., Ltd. (零氪河北雄安科技有限公司) (the “Hebei Subsidiary”)	91130629MA0D6FCA0L
11.	Yike Technology (Shanghai) Co., Ltd. (医氪科技(上海)有限公司) (the “Yike Subsidiary”)	91310115MA1K470R9A
12.	Shushu Yuji Medical Technology (Wuxi) Co., Ltd. (树数愈疾医疗科技(无锡)有限公司) (the “Wuxi Subsidiary”)	91320214MA23NRYL0Q
13.	Ling Ke Intelligent Medical Technology (Tianjin) Co., Ltd. (零氪智慧医疗科技(天津)有限公司) (the “Tianjin Subsidiary II”)	91120112MA077E3332

14.	Ling Ke Technology (Xiamen) Co., Ltd. (零氪科 技(厦 门)有 限 公 司) (the “Xiamen Subsidiary”)	91350200MA34B5RF4R

15.	Tianjin Linke Cloud Clinic Co., Ltd. (天津邻客云诊所有限公司) (the “Tianjin Subsidiary III”)	91120116MA077YRKXD

Schedule C

Schedule of Investors and Addresses

Part I     Series A Preference Shareholder

Name and Address of Investor	Total Number of Series A Preference Shares Purchased
New Enterprise Associates 15, L.P. 1954 Greenspring Drive, Suite 600, Timonium, MD 21093 Email: LCitron@NEA.com	16,455,881 Series A Preference Shares

NEA Ventures 2015, L.P. 1954 Greenspring Drive, Suite 600, Timonium, MD 21093 Email: LCitron@NEA.com	117,650 Series A Preference Shares

Long Hill Capital Venture Partners 1, L.P. Tel: +86 21 60257000 Fax: +86 21 60256730 Attention: Xiaodong Jiang Unit 3101, Plaza 66 Tower 2, 1266 West Nanjing Road, Shanghai Email: xjiang@lhcap.cn	5,485,294 Series A Preference Shares

TOTAL:	22,058,825

Schedule C

Schedule of Investors and Addresses

Part II     Series B Preference Shareholders

Name and Address of Investor	Total Number of Series B Preference Shares Purchased
New Enterprise Associates 15, L.P. Address for Notice: 1954 Greenspring Drive Suite 600 Timonium, MD 21093 Tel: (410) 842-4000 Fax: (410) 842-4100 Attention: Louis Citron Email: LCitron@NEA.com	7,878,151 Series B Preference Shares

China Broadband Capital Partners III, L.P. Address for Notice: Unit 1105, 11/F, Harcourt House, 39 Gloucester Road, Wanchai, Hong Kong Attention: Jian JIANG Email: jiangjian@cbc-capital.com	21,008,404 Series B Preference Shares

ABG II-SO2 Limited

Address for Notice: Unit 3002-3004, 30/F., Gloucester Tower, The Landmark, 15 Queen’s

Road Central, Hong Kong

Tel: +852 3121 9699

Attention: Andrew Pang

Email: andrew.pang@ally-bridge.com

8,403,361 Series B Preference Shares

Shanghai Cenova Xinghe Venture Capital Center, L.P. (上海千骥星鹤创业投资中心(有限合伙))

Address for Notice: #53 Gao You Street, Xuhui District, Shanghai (上海市徐汇区高邮路53号)

Tel: +8621 6466 2333

Fax: +8621 6437 5623

Attention: Yang ZHOU (周扬)

Email: zhouyang@cenova.com

6,302,521 Series B Preference Shares

Long Hill Capital Venture Partners 1, L.P. Tel: +86 21 60257000 Fax: +86 21 60256730 Attention: Xiaodong Jiang Unit 3101, Plaza 66 Tower 2, 1266 West Nanjing Road, Shanghai Email: xjiang@lhcap.cn	2,626,051 Series B Preference Shares

TOTAL:	46,218,488

Schedule C

Schedule of Investors and Addresses

Part III     Series C Preference Shareholder

Name and Address of Investor	Total Number of Series C Preference Shares Purchased

ABG II-SO2 Limited (CB Conversion)

Address for Notice: Unit 3002-3004, 30/F., Gloucester Tower, The Landmark, 15

Queen’s Road Central, Hong Kong

Tel: +852 3121 9699

Attention: Andrew Pang

Email: andrew.pang@ally-bridge.com

2,899,160 Series C-1 Preference Shares

Esta Investments Pte Ltd Address for Notice: 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891 Tel: 6828 6828 Attention: Diya Li Email: diya@temasek.com.sg	23,193,278 Series C-2 Preference Shares

New Enterprise Associates 15, L.P. Address for Notice: 1954 Greenspring Drive Suite 600 Timonium, MD 21093 Tel: (410) 842-4000 Fax: (410) 842-4100 Attention: Louis Citron Email: LCitron@NEA.com	2,635,137 Series C-2 Preference Shares

China Broadband Capital Partners III, L.P.

Address for Notice: Unit 1105, 11/F, Harcourt House, 39 Gloucester Road,

Wanchai, Hong Kong

Tel: +852 2122 8400

Attention: Jian JIANG

Email: jiangjian@cbc-capital.com

3,676,471 Series C-2 Preference Shares

Long Hill Capital Venture Partners 1, L.P.	1,419,485 Series C-2 Preference Shares

Unit 3101, Plaza 66 Tower 2, 1266 West Nanjing Road, Shanghai Tel: +86 21 60257000 Fax: +86 21 60256730 Attention: Xiaodong Jiang Email: xjiang@lhcap.cn

TOTAL:	33,823,531

Schedule C

Schedule of Investors and Addresses

Part IV     Series D Preference Shareholder

Name and Address of Investor	Total Number of Series D Preference Shares Purchased
Lifetech Company Ltd Address: Suite 1701, One Exchange Square, 8 Connaught Place, Central, Hong Kong Tel: +852 2296 0051 Attention: Stephen Le Email: stephen.le@mbkpartnerslp.com	19,699,210 Series D Preference Shares

Esta Investments Pte Ltd Address for Notice: 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891 Tel: 6828 6828 Attention: Diya Li Email: diya@temasek.com.sg	7,225,565 Series D Preference Shares

Beijing Freesia Management Consulting Corporation (北京芳盛管理咨询有限责任公司)

Address for Notice: New Poly Plaza, No. 1 Chaoyangmen Beidajie, Dongcheng, Beijing, 100010

Fax: 86 10 8409 6477

Attention: LUO Wen

Email: luowen@china-inv.cn

13,789,447 Series D Preference Shares

China Broadband Capital Partners III, L.P.

Address for Notice: Unit 1105, 11/F, Harcourt House, 39 Gloucester Road, Wanchai, Hong Kong

Tel: +852 2122 8400

Attention: Jian JIANG

Email: jiangjian@cbc-capital.com

3,939,842 Series D Preference Shares

Long Hill Capital Venture Partners 1, L.P. Unit 3101, Plaza 66 Tower 2, 1266 West Nanjing Road, Shanghai Tel: +86 21 60257000 Fax: +86 21 60256730 Attention: Xiaodong Jiang Email: xjiang@lhcap.cn	1,221,351 Series D Preference Shares

New Enterprise Associates 15, L.P. Address for Notice: 1954 Greenspring Drive Suite 600 Timonium, MD 21093 Tel: (410) 842-4000 Fax: (410) 842-4100 Attention: Louis Citron Email: LCitron@NEA.com	3,471,105 Series D Preference Shares

TOTAL:	49,346,520

Schedule C

Schedule of Investors and Addresses

Part V     Series D+ Preference Shareholder

Name and Address of Investors	Total Number of Series D+ Preference Shares Purchased
HL Plus Holding I Limited Address: Unit 3101, Plaza 66 Tower 2, 1266 West Nanjing Road, Shanghai Tel: +86 21 60257000 Fax: +86 21 60256730 Attention: Xiaodong Jiang Email: xjiang@lhcap.cn	4,727,810 Series D+ Preference Shares

New Enterprise Associates 15, L.P. Address: 1954 Greenspring Drive Suite 600 Timonium, MD 21093 Tel: (410) 842-4000 Fax: (410) 842-4100 Attention: Louis Citron Email: Lcitron@NEA.com	1,181,953 Series D+ Preference Shares

Esta Investments Pte Ltd Address for Notice: 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891 Tel: 6828 6828 Attention: Diya Li Email: diya@temasek.com.sg	5,909,763 Series D+ Preference Shares

Alibaba Health (Hong Kong) Technology Company Limited

Address for Notice: 17/F, Block B, Greenland Center, Wangjing Hongtai East Street, Chaoyang District, Beijing

Postal Code: 100102

Attention: legal department of Ali Health

Email: alihealth-notice@alibaba-inc.com

26,327,744 Series D+ Preference Shares

TOTAL:	38,147,270

Schedule C

Schedule of Investors and Addresses

Part VI     Option Holders

Name and Address of Investors	Total Number of Preference Shares to be Purchased

Tianjin Jinnan Haihe River CBC IFOF Industrial Fund Partnership, L.P. (天津津南海河宽带智汇产业基金合伙企业(有限合伙))

Address: Suite 5509, China World Tower 3B, No.1 Jianguomenwai Ave., Chaoyang District, Beijing 100000, China

Tel: +86 130 0197 0101

Attention: Ye ZHANG

Email: zhangye@ifof.fund

5,909,763 Series D+ Preference Shares

Shenzhen Zhongshenxinchuang Investment Partnership (L.P.) (深圳中深新创股权投资合伙企业(有限合伙)) Address: 深圳市福田区华富街道莲花一村社区皇岗路5001号深业上城(南 区)T2栋41层 Tel: 86 755 82518555 Attention: 陈十游 Email: schen@yoshanfund.com	2,757,889 Series D+ Preference Shares

CICC Biomedical Fund L.P. (中金启德(厦门)创新生物医药股权投资基金合伙企业(有限合伙)

Address: 26F, China World Tower B， No. 1 Jian Guo Men Wai Avenue, Beijing,

100004

Tel: +86 10 65051166

Fax: +86 10 65051156

Attention: Ying Liang

Email: liangy@cicc.com.cn

2,757,889 Series D+ Preference Shares

Shanghai Cenova Kangze Investment Center LL.P (上海千骥康泽投资中心(有限合伙))

Address: #53 Gao You Street, Xuhui District, Shanghai (上海市徐汇区高邮路53号)

Tel: +8621 6466 2333

Fax: +8621 6437 5623

Attention: Yang ZHOU (周扬)

Email: zhouyang@cenova.com

896,255 Series D+ Preference Shares

Suzhou Cenova Zekang Investment Center LL.P (苏州千骥泽康投资中心(有限合伙))

Address: #53 Gao You Street, Xuhui District, Shanghai (上海市徐汇区高邮路53号)

Tel: +8621 6466 2333

Fax: +8621 6437 5623

Attention: Yang ZHOU (周扬)

Email: zhouyang@cenova.com

1,073,666 Series D+ Preference Shares

TOTAL:	13,395,462 Series D+ Preference Shares

Schedule D

Schedule of Founders

Founders	Founder Entities	Number of Ordinary Shares Held
Tianze Zhang (张天泽)	Digital Medical Technology Ltd., Office of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.	75,000,000

Liping Li (李丽平)	August Health Services Ltd., Office of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.	11,000,000

Ligang Luo (罗立刚)	Health BigData Technology Limited, Office of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.	9,000,000

TOTAL	-	95,000,000

Schedule E

Schedule of Ordinary Shareholder

Ordinary Shareholder	Address	Number of Ordinary Shares Held
INDEX Capital International Limited	Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands	966,387

TOTAL	-	966,387

EXHIBIT A

Adherence Agreement

EXHIBIT B

Form of Indemnification Agreement

EXHIBIT C

Form of PFIC Annual Information Statement